UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 March 26, 2021

Message to the Shareholders CHRISTOPHER M. GORMAN Chairman of the Board and Chief Executive Officer

First and foremost, I would like to express my sincere appreciation for your continued support as a shareholder. I am honored and humbled to serve as the Chairman and CEO of KeyCorp since accepting the role in May 2020.

I am pleased to report that Key continued our track record of strong financial performance throughout 2020. We delivered on our commitments and managed through the unprecedented events of the year, all while continuing to position the company for both growth and success. We delivered record results, including reaching an all-time high level of revenue for the year. Our success was driven by our dedicated team, the strength of our business model, and our relentless focus on executing our strategy.

On behalf of your Board of Directors, we are pleased to invite you to KeyCorp’s 2021 Annual Meeting of Shareholders on Thursday, May 13, 2021, beginning at 8:30 a.m., ET. Information about how to attend the virtual meeting is on page 70 of this proxy statement.

I encourage you to carefully review this year’s notice and proxy statement, which contain important information about proxy voting and the business to be conducted at the meeting, as well as highlights of KeyCorp’s 2020 performance. We hope you will attend the virtual meeting, but even if you plan to attend, we encourage you to vote your shares in advance of the meeting by telephone, online, or by returning your completed proxy card to us.

Every shareholder vote is important and we want to ensure your shares are represented at the meeting. Please vote your shares as promptly as possible.

Thank you for your continued support.

Sincerely,

Christopher M. Gorman

PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

Notice of Annual Meeting of Shareholders of KeyCorp

Date and Time:	Place:

Thursday, May 13, 2021, at 8:30 a.m., ET	To be held virtually – Virtual Meeting Link: www.meetingcenter.io/228314625 Virtual Meeting Password: KEY2021

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 13 directors named in the proxy statement to serve one-year terms expiring in 2022;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2021;

3.	Advisory approval of KeyCorp’s executive compensation;
4.	Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan;

5.	A management proposal to reduce the ownership threshold to call a special shareholder meeting; and

6.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 19, 2021, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, March 29, 2021. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online (before or during the meeting), or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the virtual meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting by voting during the meeting in the virtual meeting platform.

Shareholder Questions:

Every shareholder has an opportunity during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. For more information on how to access the virtual Annual Meeting platform in order to submit questions or vote on the proposals, please refer to the “General Information about the Annual Meeting” section of the proxy statement beginning on page 69.

By Order of the Board of Directors

Christopher M. Gorman

Chairman of the Board

March 26, 2021

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 13, 2021: Our 2021 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2020, are available at www.envisionreports.com/key.

PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

Proxy Statement

The Board of Directors of KeyCorp (“Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2021 Annual Meeting of Shareholders to be held on May 13, 2021 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2021 Annual Meeting will be held virtually and will be accessible at the following link: www.meetingcenter.io/228314625.

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about March 29, 2021, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about March 29, 2021, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 19, 2021, are entitled to vote. On that date, there were [    ] KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 13 directors. Each of the nominees is standing for election to hold office until the 2022 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2021. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	63	“FOR”

3. Say-on-Pay You are being asked to give advisory approval of compensation paid to KeyCorp’s Named Executive Officers (as defined on page 23 of this proxy statement). This advisory vote is held on an annual basis.	64	“FOR”

4. Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan You are being asked to approve the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan.	65	“FOR”

5. Proposal to Reduce the Ownership Threshold to Call a Special Shareholder Meeting A management proposal seeking to amend KeyCorp’s Third Amended and Restated Regulations to reduce the ownership threshold required to call a special shareholder meeting from 25% to 15% is being presented for vote.	68	“FOR”

Voting Your Shares

Who May Vote:	Voting Online Prior to Meeting:	Voting During the Meeting:

Shareholders of record as of the close of business on March 19, 2021.	Registered holders can go to www.envisionreports.com/key and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.

If you choose to vote during the virtual Annual Meeting, you will need the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you.

If you want to vote shares that you hold in street name during the virtual Annual Meeting, a control number must be obtained in advance to vote during the meeting or to submit questions during the meeting. To obtain a control number, beneficial shareholders must submit proof of their legal proxy issued by their broker, bank, or other nominee that holds their shares by sending a copy of the legal proxy, along with their name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., ET, on Monday, May 10, 2021.

Voting by Mail:	Voting by Telephone:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	Follow the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card.

Even if you plan to attend the Annual Meeting virtually, we encourage all shareholders to vote in advance of the meeting.

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Proxy Statement Summary

2021 Director Nominees

Name	Age	Director Since	Independent	Current Committee Memberships
				Audit	C&O	NCGC	Risk	Technology	Executive
Bruce D. Broussard	58	2015	Yes		✓			✓
Alexander M. Cutler (1)	69	2000	Yes		✓	Chair			✓
H. James Dallas	62	2005	Yes	✓		✓		Chair
Elizabeth R. Gile	65	2010	Yes			✓	Chair
Ruth Ann M. Gillis	66	2009	Yes				✓	✓
Christopher M. Gorman	60	2019	No						Chair
Robin N. Hayes	54	2020	Yes				✓	✓
Carlton L. Highsmith	69	2016	Yes			✓	✓
Richard J. Hipple	68	2012	Yes	Chair		✓
Devina A. Rankin	45	2020	Yes	✓				✓
Barbara R. Snyder	65	2010	Yes		Chair	✓			✓
Todd J. Vasos	59	2020	Yes		✓			✓
David K. Wilson	66	2014	Yes				✓
(1)	Serves as KeyCorp’s independent Lead Director.

2020 Performance Highlights

Key continued our track record of strong financial performance in 2020. Throughout the year, we navigated through the humanitarian and economic crisis caused by COVID-19, while concurrently delivering strong results and positioning Key for both growth and success. We delivered record total revenue for the full-year and reached all-time highs across multiple fee-based businesses. Our performance was a result of core business momentum, our ongoing commitment to continuous improvement, prudent risk practices, and disciplined capital management.

Financial Highlights & Pandemic Response

•  Record revenue of $6.7 billion for the full-year 2020, driven by balance sheet strength and all-time high fee revenue

•   Record investment banking and debt placement fees of $661 million

•   Record consumer mortgage income and cards and payments revenue

•  Broad-based balance sheet growth reflects strength across consumer and commercial businesses, execution of relationship-based business model, and strong pandemic response

•   Record consumer originations of over $10 billion from Laurel Road and consumer mortgage

•   Paycheck Protection Program funding of over $8 billion, supporting over 43,000 clients

•  Implemented a wide range of measures to support our clients, colleagues and communities throughout the pandemic

•   Assisted thousands of clients through payment deferrals, hardship loans, fee waivers, and most notably, our participation in the Paycheck Protection Program

•   Supported colleagues through flexible work arrangements, additional paid leave, premium pay, childcare reimbursement and telehealth

Strong Credit Quality

•  Steadfast commitment to maintaining moderate risk profile and strong underwriting standards

•  Net charge-offs to average loans of 43 basis points within long-term targeted range of 40-60 basis points

•  Provision for credit losses reflects strong credit metrics and outlook for the overall economy, credit migration, and loan production

•   Allowance for credit losses to period-end loans of 1.80% in 4Q20

Disciplined Capital Management

•  Maintained strong capital position with a Common Equity Tier 1 ratio of 9.7% as of 12/31/20

•  Common share dividend increased 4% ($0.71 to $0.74 per common share) in 2020

•  Federal Reserve December 2020 stress test results support strong credit profile and loss-absorbing capital

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Proxy Statement Summary

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 3)

Board Independence

•   All director nominees, other than Mr. Gorman, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 16)

•   Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, Risk, and Technology) consist solely of independent directors (page 11)

•   Independent Lead Director—Alexander M. Cutler—with extensive responsibilities (page 11)

•   Annual Lead Director evaluation and review of Board leadership structure by independent directors (pages 11 and 12)

•   Prior approval from the Lead Director of the Board agenda, schedule, and materials (page 11)

Standing Board Committees	Audit Committee	14 meetings in 2020	(page 13)
	Compensation and Organization Committee	8 meetings in 2020	(page 14)
	Nominating and Corporate Governance Committee	6 meetings in 2020	(page 13)
	Risk Committee	9 meetings in 2020	(page 14)
	Technology Committee	6 meetings in 2020	(page 15)

Practices and Policies

•   Experienced, diverse Board membership

•   Commitment to Board refreshment, with a median tenure of approximately six years and six new directors added since 2015, including three in 2020 (page 11)

•   Independent and non-management members of the Board met in executive session at every regular 2020 Board meeting (page 12)

•   Approximately 99% average attendance by directors at Board and committee meetings (page 13)

•   Annual self-assessments conducted by the Board, each committee, and each director (page 12)

•   Strong Board leadership in the oversight of enterprise risk (pages 15 and 16)

•   Annual disclosure of KeyCorp political spending (page 19)

•   Strong director education program (page 18)

Shareholder Engagement

•   Active shareholder engagement program (pages 17 and 18)

•   Engage with shareholders on a regular basis throughout the year to discuss a range of topics, including company performance, strategy, risk management, executive compensation, and corporate governance

•   Activities include ongoing communication, numerous investor conferences, on- and off-site analyst and investor meetings, and roadshows

•   Directors are available to meet with our shareholders

Corporate Responsibility and Sustainability

Our purpose is to help our clients and communities thrive, which we drive through our commitment to responsible banking, responsible citizenship, and responsible operations. We are more focused than ever on participating in the economic expansion, revitalization, and resurgence of the communities we so proudly serve, as well as helping to strengthen the financial wellness of every client. Beyond traditional banking, we do this best through philanthropy, community development, sustainability, and diversity, equity, and inclusion.

In 2017, we launched our groundbreaking $16.5 billion National Community Benefits Plan, which drives investment for low- to moderate-income (LMI) individuals, families, and communities through community development and affordable housing, mortgage and small business lending in LMI communities, and transformative philanthropy. After fulfilling the commitments of our National Community Benefits Plan more than one year early, we have increased our plan to invest more than $40 billion in economic access, racial equity and renewable energy, with $36 billion specifically committed to further social, economic, and racial equity. We plan to build partnerships with Community Development Financial Institutions focused on serving minority-owned businesses. We will also develop and deliver financial education in minority and LMI communities.

iii

Proxy Statement Summary

In addition, we are pleased to announce that Key recently received our 10th consecutive “Outstanding” rating from the Office of the Comptroller of the Currency for exceeding the requirements of the Community Reinvestment Act. Key is one of the only U.S. national banks to achieve this distinction from the Office of the Comptroller of the Currency. We are also proud to be named one of Diversity Inc’s Top 50 Companies for Diversity a total of 11 times as well as seven times being recognized as one of America’s most community-minded companies by The Civic 50 Points of Light.

For more information on Key’s Corporate Responsibility efforts, please review our Corporate Responsibility Report, which can be found at key.com/crreport.

Executive Compensation Highlights

The objectives of our executive compensation program are to:

•	Make pay decisions based on performance of the Company, the business unit, and the individual;

•	Deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

•	Support sustainable performance with policies that are focused on prudent risk-taking and the balance between risk and reward.

We manage to total pay opportunity (i.e., the sum of base salary and incentives), rather than making separate decisions on each element of pay, for each executive officer.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Impose robust stock ownership guidelines

✓ Subject shares to post-vesting holding period

✓ Use tally sheets

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Maintain clawback and forfeiture policies

×   No employment agreements for executive officers

×   No tax gross-ups

×   No “single trigger” change of control agreements

×   No active SERPs

×   No hedging or pledging of KeyCorp securities

×   No “timing” of equity grants

×   No repricing of stock options

In 2020, Key successfully executed on our business priorities while responding to a global pandemic and resulting economic slowdown and the transition of our Chairman and CEO on May 1. Our distinctive business model, targeted relationship strategy, and resilient and dedicated team enabled us to continue to grow, deliver record financial results, and importantly, position Key for success.

What We Did:	How We Delivered:
• We delivered on our short-term financial plan.	• The KeyCorp 2020 Annual Incentive Plan performed at 90% based on the achievement of our short term-financial goals.

• We achieved our long-term financial performance targets.

•   The 2018-2020 Long-Term Incentive Plan (performance awards) performed at 88.1% of target as our Return on Tangible Common Equity was at the 55th percentile of our Peer Group and Cumulative Earnings per Share approximated target despite the challenging economic environment in 2020.

• We revised our incentive compensation program for executive officers to ensure that 70% of long-term incentive compensation will be delivered as “performance-based” compensation.

•   For awards granted in 2021, we increased the percentage of long-term incentive compensation delivered as performance shares from 50% to 60%, reduced the percentage of long-term incentive compensation delivered as restricted stock units from 40% to 30%, and added a 10% premium to the exercise price of all stock options granted.

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v

PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board will be fixed at 13 members, effective as of the Annual Meeting of Shareholders.

On July 9, 2020, Mr. Todd J. Vasos, an independent director, was elected to the Board upon the recommendation of the Nominating and Corporate Governance Committee and with the unanimous vote of the Board. On November 19, 2020, Mr. Robin N. Hayes and Ms. Devina A. Rankin, each an independent director, were elected to the Board upon the recommendation of the Nominating and Corporate Governance Committee and with the unanimous vote of the Board.

Additionally, Mr. Gary M. Crosby and Ms. Kristen L. Manos, each of whom served as a director during 2020, will continue to serve as a director of KeyCorp until this Annual Meeting of Shareholders, when each will retire and their respective terms as a director will end.

Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating director nominee candidates:

•

demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•	a high level of professional or business expertise relevant to KeyCorp (including, among others, information technology, marketing, finance, banking or the financial industry, or risk management);

•	in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors;

•

service as a director for not more than (i) two other public companies if he or she is a senior executive officer of a public company, or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of gender, race, experience, and/or geography. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole, with five female directors and three racially or ethnically diverse directors.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the diverse communities and geographies served by KeyCorp; and

1

PROPOSAL ONE: Election of Directors

•

the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors (including diversity) as the committee deems appropriate.

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

The Nominating and Corporate Governance Committee retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement. The independent search firm identified each of Todd J. Vasos, Robin N. Hayes, and Devina A. Rankin as a potential nominee for director. Thereafter, the committee evaluated each nominee’s qualifications in light of KeyCorp’s director recruitment guidelines and initiated a process that resulted in his or her nomination as a director.

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse, and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity, finance, marketing, mergers and acquisitions, regulatory matters, retail and small business, and risk management. The chart below describes the qualifications and experience of our non-management directors who currently serve on the Board:

Banking and Financial Industry

5 Directors

We value directors who have experience in our industry.

Cybersecurity

10 Directors

We rely heavily on information technology systems to conduct our business. A significant portion of our operations relies on the secure processing, storage, and transmission of personal and confidential information, such as the personal information of our customers. Cybersecurity experience is an important skill that we value in our directors.

Finance

8 Directors

We use numerous financial metrics to measure our performance and are also required to maintain certain minimum capital ratios. An understanding of finance and accounting is an important qualification for our directors. Two of our current directors qualify as “audit committee financial experts” under SEC regulations.

Marketing

5 Directors

We operate in a highly competitive industry. As we strive to grow organically and increase our market share, having directors who have marketing experience is important to us.

Mergers and Acquisitions

8 Directors

We regularly evaluate merger and acquisition and strategic partnership opportunities. We value directors who have experience with mergers and acquisitions.

Regulatory

6 Directors

Because we are subject to specialized regulations as a financial institution, we find it valuable to have directors with knowledge of banking regulations. Our Board also benefits from having a director who is a former bank regulator.

Retail and Small Business

4 Directors

We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Risk Management

9 Directors

Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing Key, having directors with risk management experience is important to us.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominee to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Page 71 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2022 Annual Meeting of Shareholders.

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PROPOSAL ONE: Election of Directors

Director Assessments

Each year, the Nominating and Corporate Governance Committee, led by the Lead Independent Director, conducts a thorough evaluation process to assess the effectiveness of each of our directors. In conjunction with the matrix approach described in the previous section, this evaluation process not only promotes a Board that has an appropriate mix of director backgrounds, skills, and competencies, but also ensures that the directors within that mix are consistently performing their roles at a level that enhances Board effectiveness.

Each director is required to complete a questionnaire designed to assist the director with rating his or her own effectiveness, including providing an opportunity for directors to recommend how they could be utilized on committees or in leadership roles, as well as suggest useful and emerging topics for board education. Each of these questionnaires is reviewed by our Lead Independent Director and the Nominating and Corporate Governance Committee and is then used as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs). Ultimately, these discussions are considered when making nomination, committee makeup, and board leadership decisions.

For more information on our Board Assessment practices in general, please see “Board Assessments” on page 12 of this proxy statement.

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision.

2021 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole, possess the necessary qualifications to provide effective oversight of KeyCorp’s business, as well as quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2022 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, the Board may recommend a shareholder vote holding the position vacant, to be filled by the Board at a later date.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

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PROPOSAL ONE: Election of Directors

Bruce D. Broussard

Age: 58 Director Since: 2015 KeyCorp Committee(s): • Compensation and Organization • Technology

Biography:

Mr. Broussard is President and Chief Executive Officer and a director of Humana, Inc., a publicly-held health and well-being company. Prior to his election as Humana’s Chief Executive Officer in 2013 and as President in 2011, Mr. Broussard held numerous senior executive and senior financial roles with McKesson Corporation, a health care services company, and its predecessor U.S. Oncology. Mr. Broussard also previously served as a director of U.S. Physical Therapy, Inc. from 1999 to 2011. Mr. Broussard is a member of The Business Council, the Business Roundtable, member and Chair of America’s Health Insurance Plans, and a member of the board of the Humana Foundation.

Select Qualifications and Experience:

•   Significant executive leadership experiences in the highly-regulated healthcare and insurance industries, including Chief Executive and Chief Financial Officer roles with Humana, McKesson Corporation, Harbor Dental, Inc., Sun Healthcare Group, Inc., and Regency Health Services, Inc.

•   Extensive financial and accounting background with healthcare and health insurance companies and major global accounting firms.

Other Public Directorships: • Humana, Inc. (since 2013)

Alexander M. Cutler

Age: 69 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

Mr. Cutler is KeyCorp’s independent Lead Director. From 2000 through May of 2016, he was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global diversified power management company with approximately 101,000 employees that sells products to customers in more than 175 countries. He is a member of the board of directors of the United Way of Greater Cleveland and the Musical Arts Association.

Select Qualifications and Experience:

•   Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DuPont de Nemours, Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

•   Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DuPont de Nemours, Inc. (since 2008) • Eaton Corporation plc (2000–2016)

4

PROPOSAL ONE: Election of Directors

H. James Dallas

Age: 62 Director Since: 2005 KeyCorp Committee(s): • Audit • Nominating and Corporate Governance • Technology (Chair)

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on change management, information technology strategy, and risk. He also serves as Chairman Emeritus of the Atlanta Community Food Bank and a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

•   Significant experience with information technology, information technology security, and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

•   As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • Centene Corporation (since 2020) • Strategic Education, Inc. (formerly Cappella Education Company) (since 2015) • WellCare Health Plans, Inc. (2016-2020)

Elizabeth R. Gile

Age: 65 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Ms. Gile has been a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas since 2005. Ms. Gile is a trustee and Secretary of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

•   A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

•   As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Other Public Directorships: • Watford Re Ltd. (since 2017)

5

PROPOSAL ONE: Election of Directors

Ruth Ann M. Gillis

Age: 66 Director Since: 2009 KeyCorp Committee(s): • Risk • Technology

Biography:

From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held Fortune 100 diversified energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation. Ms. Gillis also served as Chief Diversity Officer and as Chief Financial Officer of Exelon Corporation. Prior to her time at Exelon Corporation, Ms. Gillis served as Chief Financial Officer of the University of Chicago Hospitals and Health System and, from 1977 to 1996, Ms. Gillis held various senior management and lending positions at First Chicago Corporation. Ms. Gillis is treasurer of the board of directors of the Lyric Opera of Chicago and is a life trustee of the Goodman Theatre.

Select Qualifications and Experience:

•   Extensive finance, lending, risk management, and regulatory expertise acquired in highly regulated and complex industries with a history of accomplishment and executive capability.

•   Has been designated as an “audit committee financial expert” as defined by the Securities and Exchange Commission for other public directorships and is recognized as a National Association of Corporate Directors Board Leadership Fellow since 2017.

Other Public Directorships: • Voya Financial Inc. (since 2015) • Snap-on Incorporated (since 2014)

Christopher M. Gorman

Age: 60 Director Since: 2019 KeyCorp Committee(s): • Executive (Chair)

Biography:

Mr. Gorman was elected Chairman, Chief Executive Officer, and President of KeyCorp on May 1, 2020. Mr. Gorman joined KeyCorp in 1998 when it acquired McDonald Investments, a registered broker-dealer, where Mr. Gorman held various leadership roles. Since joining KeyCorp, Mr. Gorman has served in numerous capacities including Chief Operating Officer from 2019 to 2020, President of Banking and Vice Chairman from 2017 to 2019, as Merger Integration Executive leading KeyCorp’s integration of First Niagara Financial Group, Inc. from 2016 to 2017, and as President of Key Corporate Bank from 2010 to 2016. Mr. Gorman is a member of The Bank Policy Institute, a member of the Supervisory Board of The Clearing House, and serves as a board member of the Greater Cleveland Partnership, University Hospital Health System, and the Cleveland Museum of Art.

Select Qualifications and Experience:

•   Over 25 years of financial services leadership experience in corporate, investment, private, and retail banking. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

•   Leads the sales, service and operations of one of the largest financial services companies in the United States with 3.5 million clients and 17,000 colleagues. Oversees an expanded $40 billion community benefits plan that delivers mortgage lending, community development, affordable housing, small business lending, and transformative philanthropy to the underserved.

•   Was responsible for leading the integration of First Niagara Financial Group, Inc., a $40 billion financial institution with 400 branches, the largest acquisition in KeyCorp’s 190-year history.

6

PROPOSAL ONE: Election of Directors

Robin N. Hayes

Age: 54 Director Since: 2020 KeyCorp Committee(s): • Risk • Technology

Biography:

Mr. Hayes is Chief Executive Officer and a director of JetBlue Airways Corporation, a publicly-held airline and passenger carrier company. Prior to his appointment as JetBlue’s Chief Executive Officer in 2015, Mr. Hayes served as President from 2013 to 2015 and Chief Commercial Officer from 2008 to 2013. Mr. Hayes also worked in various management capacities over a 19-year career with British Airways Plc. Mr. Hayes is Chairman of the Board of Governors of the International Air Transport Association, Vice Chair of the board of Airlines for America, and a director of The Wings Club Foundation and Make-A-Wish Connecticut.

Select Qualifications and Experience:

•   Extensive operational, marketing, and sales expertise accumulated during an over 30-year career in aviation and across a wide range of executive and management roles, including numerous roles overseeing British Airways Plc’s international markets, including the Americas region, the airline’s largest market outside the U.K.

•   Responsible for market-leading innovation in the airline industry as an executive with JetBlue in technology, operations, and customer service.

Other Public Directorships: • JetBlue Airways Corporation (since 2015)

Carlton L. Highsmith

Age: 69 Director Since: 2016 KeyCorp Committee(s): • Nominating and Corporate Governance • Risk

Biography:

Mr. Highsmith joined the Board in August 2016 in connection with the First Niagara merger. He was a member of the board of First Niagara since 2011, serving on the Governance/Nominating Committee and the Audit Committee. He previously served on the board of NewAlliance Bancshares from 2006 until it was acquired by First Niagara in 2011. Mr. Highsmith was founder, President, and Chief Executive Officer of The Specialized Packaging Group (“SPG”). He grew SPG into one of the largest independent printers and manufacturers of paperboard packaging for consumer products in North America before merging the company with PaperWorks Industries in 2009. Mr. Highsmith is Vice Chairman of the board of trustees of Quinnipiac University, Chairman of the Connecticut Center for Arts & Technology, a trustee of the Yale-New Haven Hospital System, and a trustee and Chairman of the Investment Committee of the Community Foundation for Greater New Haven.

Select Qualifications and Experience:

•   Successful corporate executive and entrepreneur with significant bank board experience, having served on the board of directors of both NewAlliance and First Niagara.

•   Under Mr. Highsmith’s leadership, SPG grew to become the largest minority owned, and 7th largest overall, independent manufacturer of paperboard packaging in North America.

•   Mr. Highsmith built several packaging design and innovation centers and manufacturing plants across the country and successfully led a series of acquisitions, including the 1998 acquisition of Lawson Mardon Carton North America from Alusuisse-Lonza and the purchase of Focus Packaging in 2003.

7

PROPOSAL ONE: Election of Directors

Richard J. Hipple

Age: 68 Director Since: 2012 KeyCorp Committee(s): • Audit (Chair) • Nominating and Corporate Governance

Biography:

Mr. Hipple retired as Executive Chairman of Materion Corporation, a publicly-held manufacturer of highly engineered advanced materials and related services, in December 2017. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is trustee and Chairman Emeritus of the board of trustees of the Cleveland Institute of Music. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

•   Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 50 countries and employs 2,500 people worldwide. Additionally, experience as a director at Ferro Corporation, Barnes Group Inc., and Luxfer Holdings PLC, which represent manufacturing companies with leading technologies, broad international footprints, and market diversity. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•   Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation, as Lead Director at Ferro Corporation, and as Chairman of the compensation committees of Ferro Corporation and Luxfer Holdings PLC.

Other Public Directorships: • Luxfer Holdings PLC (since 2018) • Barnes Group Inc. (since 2017) • Ferro Corporation (2007–2018) • Materion Corporation (2006–2017)

Devina A. Rankin

Age: 45 Director Since: 2020 KeyCorp Committee(s): • Audit • Technology

Biography:

Ms. Rankin is Executive Vice President and Chief Financial Officer of Waste Management, Inc., a publicly-held waste and environmental services company. Prior to her promotion to Chief Financial Officer in 2017, Ms. Rankin held several corporate finance positions of increasing responsibility including Treasurer from 2012 to 2017 and as Assistant Treasurer. Prior to joining Waste Management, Inc., Ms. Rankin was a member of the assurance practices of Ernst & Young and Arthur Andersen.

Select Qualifications and Experience:

•   As Executive Vice President and Chief Financial Officer of Waste Management, Inc., Ms. Rankin is responsible for all finance functions of the company, as well as for internal audit, investor relations, supply chain functions, and business development.

•   With an extensive career in corporate finance and as a certified public accountant licensed in Texas, Ms. Rankin qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

8

PROPOSAL ONE: Election of Directors

Barbara R. Snyder

Age: 65 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization (Chair) • Executive • Nominating and Corporate Governance

Biography:

Ms. Snyder has been President of the Association of American Universities since 2020. Prior to joining the Association of American Universities, Ms. Snyder was President of Case Western Reserve University in Cleveland, Ohio from 2007 to 2020. Ms. Snyder previously served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1998 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU.

Select Qualifications and Experience:

•   Former President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. During her tenure, Case Western Reserve University tripled its undergraduate admissions applications, became twice as selective, and dramatically increased the academic quality of the entering class.

•   Under Ms. Snyder’s leadership, Case Western Reserve University experienced unprecedented fundraising success, setting new records for annual attainment.

Other Public Directorships: • Progressive Insurance Corporation (since 2014)

Todd J. Vasos

Age: 59 Director Since: 2020 KeyCorp Committee(s): • Compensation and Organization • Technology

Biography:

Mr. Vasos has served as Chief Executive Officer and a director of Dollar General Corporation, a publicly-held variety retail company, since June 2015. Prior to his election as Chief Executive Officer, Mr. Vasos served as Chief Operating Officer from 2013 to 2015 and as Executive Vice President, Division President and Chief Merchandising Officer from 2008 to 2013. Prior to joining Dollar General, Mr. Vasos served in executive positions with Longs Drug Stores Corporation for seven years, as well as in leadership positions at Phar-Mor Food and Drug Inc. and Eckerd Corporation. Mr. Vasos is a member and Vice Chair of the Retail Industry Leaders Association and a board member of the Dollar General Literacy Foundation.

Select Qualifications and Experience:

•   Successful track record of driving profitable growth at Dollar General Corporation through strong execution, digital transformation, and a people-centric philosophy.

•   Extensive retail executive and management experience, including in merchandising, operations, marketing, advertising, global procurement, supply chain, and store development.

Other Public Directorships: • Dollar General Corporation (since 2015)

9

PROPOSAL ONE: Election of Directors

David K. Wilson

Age: 66 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Until his retirement in January 2014, Mr. Wilson served in a variety of positions with the Office of the Comptroller of the Currency (“OCC”) over the course of a 32-year career, including as Examiner-In-Charge (“EIC”) of two global banks and in a number of policy focused roles. In 2009, Mr. Wilson transitioned from Large Bank EIC into policy work, initially as Senior National Bank Examiner and co-chair of the OCC’s National Risk Committee. In 2010, he was appointed Deputy Comptroller for Credit and Market Risk. He then briefly served as Senior Deputy Comptroller and Chief National Bank Examiner before returning to the field as an EIC. Mr. Wilson also has served as an independent consultant focusing on bank regulatory and risk strategy matters. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

•   Significant bank regulatory and risk strategy expertise, including providing advice and counsel to the Comptroller of the Currency, testifying before Congress, developing policy, and participating in regulatory rulemaking following the Dodd-Frank Act.

•   Extensive experience and understanding of the financial services regulatory climate, including participating in the Financial Stability Oversight Council (“FSOC”), serving as the OCC representative on FSOC’s Systemic Risk Committee, and chairing the Federal Financial Institutions Examination Council Task Force on Supervision.

10

The Board of Directors and Its Committees

The Board of Directors and Its Committees

The Board is currently comprised of 13 independent directors, one member of management (Mr. Gorman), and one non-management, non-independent director (Mr. Crosby). Six of our non-management directors have joined the Board since 2015, including three directors in 2020. The median tenure of our current Board members is approximately six years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, our independent Board committee chairs, and the full involvement of each of our independent directors. KeyCorp’s independent directors have elected Alexander M. Cutler as the Board’s independent Lead Director for 2021.

Among his specific responsibilities, the independent Lead Director:

•

presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent and non-management directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent and non-management directors;

•	has the authority to call meetings of the independent and non-management directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies and the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent and non-management directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent and non-management directors while engaging in the agenda-building process.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Five of our independent directors are or have been chief executive officers with public companies.

On May 1, 2020, Christopher M. Gorman succeeded Beth E. Mooney as Chairman and Chief Executive Officer of KeyCorp. The Board believes that KeyCorp has been and will continue to be well served by Mr. Gorman’s combined role as Chairman and Chief Executive Officer. Mr. Gorman’s combined leadership role will allow him to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our

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The Board of Directors and Its Committees

shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

The Board annually (or more often in the event that a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for and in the best interests of the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. Our Regulations provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time and on a case-by-case basis. The Board continues to believe that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered by KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaking as a single voice on behalf of both the Board and management.

Board Assessments

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Nominating and Corporate Governance Committee, of both its own effectiveness, as well as the effectiveness of each of its members and its Lead Director. Additionally, each of our committees conducts its own tailored evaluation. Below are further details on our assessment processes:

Annual Evaluation Processes

Board Assessment	g The Board Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their consideration, with topics including board oversight, meeting cadence and materials, and composition and structure.	g Responses to the Questionnaire inform a discussion, led by our Lead Director, during an executive session of the full Board.

Committee Assessments	g Each Committee Assessment Questionnaire is reviewed by its respective committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to each committee’s respective directors for completion, with topics including materials, access to management, and meeting tenor.	g Responses to the Questionnaire are used by each Committee Chair to lead a discussion during the next session of the committee.

Director Assessments	g The Director Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, asking each director to rate his or her performance and identify areas of opportunity.	g Responses to the Questionnaire serve as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee.

Lead Director Assessment	g The Lead Director Assessment is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, to provide feedback on the Lead Director’s performance against the role’s specified responsibilities.	g Responses to the Questionnaire inform a discussion of our Board, with the Lead Director excused from participation, in connection with the annual appointment of a Lead Director.

Board and Committee Responsibilities

The Board delegates various responsibilities and authority to its five standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization (the “Compensation Committee”), Risk, and Technology. The Board has also established an Executive Committee that serves the functions described on page 15 of this proxy statement. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under New York Stock Exchange independence standards and KeyCorp’s Standards for Determining Independence of Directors.

The Board held seven meetings during 2020. At every regularly-scheduled Board meeting, the independent and non-management members of the Board met in executive session (i.e., without the Chairman or any other employee of KeyCorp

12

The Board of Directors and Its Committees

present). The members of the Board attended, on average, approximately 99% of Board meetings and committee meetings held during 2020. No director attended less than 75% of (i) the total number of meetings held by the Board during the period for which he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during such period. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all Board members standing for election at that time did so for the 2020 Annual Meeting of Shareholders.

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2020.

Audit Committee

Chair: Richard J. Hipple Other Members: H. James Dallas Kristen L. Manos Devina A. Rankin Number of Meetings in 2020: 14

Primary Responsibilities

•   Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

•   Is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

•   Has responsibility over all KeyCorp internal audit and credit risk review functions, financial reporting, legal matters, and fraud risk

•   Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

•   Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk (including cybersecurity), and

•   Serves as the audit committee for KeyCorp’s subsidiary, KeyBank National Association.

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Hipple and Ms. Rankin each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee

Chair: Alexander M. Cutler Other Members: H. James Dallas Elizabeth R. Gile Carlton L. Highsmith Richard J. Hipple Barbara R. Snyder Number of Meetings in 2020: 6

Primary Responsibilities

•   Recommends to the Board nominees to stand for election as directors

•   Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director)

•   Oversees corporate governance matters generally, including KeyCorp’s policies and practices on significant issues of corporate social responsibility, such as environmental, social, and governance (“ESG”) and sustainability matters

•   Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

•   Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp, and

•   With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

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The Board of Directors and Its Committees

Compensation and Organization Committee

Chair: Barbara R. Snyder Other Members: Bruce D. Broussard Alexander M. Cutler Todd J. Vasos Number of Meetings in 2020: 8

Primary Responsibilities

•   Supports KeyCorp’s efforts to attract, retain, motivate, and develop our people so that we can achieve our business objectives

•   Is responsible for overseeing the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

•   Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our succession planning, leadership development, and strategic hiring objectives

•   Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

•   Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

•   Is responsible for enforcing the compensation clawback policy

•   Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter, and

•   May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Further discussion of the Compensation Committee can be found beginning on page 23 of this proxy statement under the heading “Compensation Discussion and Analysis.”

Risk Committee

Chair: Elizabeth R. Gile Other Members: Ruth Ann M. Gillis Robin N. Hayes Carlton L. Highsmith David K. Wilson Number of Meetings in 2020: 9

Primary Responsibilities

•   Is responsible for assisting the Board with strategies, policies, procedures, and practices relating to the assessment and management of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), and other risks

•   Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

•   Reviews and approves KeyCorp’s capital plan and recommends share repurchase authorizations to the Board consistent with approved capital plans

•   May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities, and

•   Together with the Audit Committee, oversees and reviews our allowance for loan and lease losses methodology.

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The Board of Directors and Its Committees

Technology Committee

Chair: H. James Dallas Other Members: Bruce D. Broussard Ruth Ann M. Gillis Robin N. Hayes Devina A. Rankin Todd J. Vasos Number of Meetings in 2020: 6

Primary Responsibilities

•   Reviews and approves KeyCorp’s technology planning and strategy including investments related to cybersecurity and reviews significant technology investments and expenditures

•   Monitors and evaluates existing and future trends in technology that may affect KeyCorp’s strategic plans or competitive position, including monitoring of overall industry trends

•   Provides oversight of management’s activities relating to technology strategy, performance, and innovation and monitors KeyCorp’s innovation and technology acquisition process and systems in place designed to achieve successful innovation

•   Reviews strategic IT projects with business and IT personnel to understand the functionality, business benefits, and user/customer adoption, and

•   Reports to the Risk Committee on risk management issues associated with the technology strategic investment plan and major technology vendor relationships.

The Board also has an Executive Committee, comprised of Mr. Gorman (Chair), Mr. Cutler, Ms. Manos, and Ms. Snyder, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2020.

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•

The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), as well as reputational and strategic risks, and oversight of the actions taken to mitigate these risks.

•	The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk.

•	The Compensation Committee has primary oversight responsibility for risks related to our compensation policies and practices.

•

The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate social responsibility, such as environmental, social, and governance (“ESG”) and sustainability matters.

•

The Technology Committee provides additional oversight of management’s activities related to KeyCorp’s technology strategic investment plan, cybersecurity investments, and major technology vendor relationships.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology and monitor operational risk (including cybersecurity). The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

Our Board structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that KeyCorp’s risks are managed in a manner that is effective and balanced and adds value for KeyCorp’s shareholders. The Board understands KeyCorp’s risk philosophy, approves KeyCorp’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares the actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

KeyCorp has formed a senior level management committee, the Enterprise Risk Management Committee (“ERM Committee”), consisting of Mr. Gorman and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee meets weekly and is central to ensuring that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. The ERM Committee is also responsible for implementation of KeyCorp’s Enterprise Risk Management Policy, encompassing our risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee. The Board approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

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The Board of Directors and Its Committees

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business, and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•	the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events; and

•

the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Director Independence

The Board of Directors has determined that all current members of the Board of Directors (i.e., Mss. Gile, Gillis, Manos, Rankin, and Snyder, and Messrs. Broussard, Cutler, Dallas, Hayes, Highsmith, Hipple, Vasos, and Wilson), other than Mr. Gorman and Mr. Crosby, are independent directors and independent for purposes of the committees on which they serve. These determinations were made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence requirements of the New York Stock Exchange. Due to Mr. Crosby’s former position as Chief Executive Officer of First Niagara, the Board determined that Mr. Crosby is not an independent director.

Applying the same standards described above, the Board previously determined that Charles P. Cooley and William G. Gisel, Jr., each of whom served as a director during 2020 until their respective terms as a director ended at KeyCorp’s 2020 Annual Meeting, were independent directors and independent for purposes of the committees on which they served. The Board also determined that Ms. Mooney, whose term as a director ended at the 2020 Annual Meeting, was not independent due to her positions as Chairman and Chief Executive Officer of KeyCorp.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships, and/or receive wealth management services. In addition, an affiliated entity of one of the directors received a charitable contribution from Key.

16

The Board of Directors and Its Committees

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Business Conduct and Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

Banking and Credit Transactions with KeyCorp Executive Officers and Directors

From time to time during 2020, many of our directors and executive officers and some of their immediate family members and affiliated entities had deposit or credit relationships with or received investment or wealth management services from KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

First Niagara Bank, National Association, which has since merged into KeyBank, previously made a residential mortgage loan to an immediate family member of Mr. Crosby under First Niagara’s loan program for employees, which included an interest rate discount. At December 31, 2020, the amount outstanding on the loan to Mr. Crosby’s immediate family member was $167,657.25, and the largest amount outstanding on the loan during 2020 was $172,764.19. The amount of principal and interest paid during 2020 was $10,897.92, and the amount of interest payable during the remainder of the loan is $60,324.61.

All other credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation, and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

17

The Board of Directors and Its Committees

Throughout 2020, members of management and our independent Lead Director participated in discussions with a number of institutional shareholders, including many of our largest shareholders. Overall, participating investors expressed support for the Company’s governance and compensation practices. Feedback received during these meetings was presented to and discussed by the Nominating and Corporate Governance Committee, Compensation Committee and, as appropriate, other Board committees and the entire Board.

After considering feedback received from shareholders in recent years, we:

•	intend to amend the Regulations to reduce the ownership threshold required to call a special shareholder meeting from 25% to 15% (subject to the approval by our shareholders of Proposal Five);

•	amended our Regulations to adopt a meaningful proxy access right for shareholders;

•	formalized additional responsibilities for the independent Lead Director and added disclosure about the Lead Director’s activities (see page 11 of this proxy statement);

•	formalized an annual evaluation of the Lead Director and incorporated the evaluation process in our Corporate Governance Guidelines;

•	increased our website disclosure with respect to our political spending and activity;

•	enhanced our public disclosures about employee diversity and pay equity, including through the publishing of an annual Diversity and Inclusion Report;

•	provided additional disclosure about the Audit Committee’s oversight and engagement of the independent auditor in the Audit Committee Report at page 62 in this proxy statement; and

•	created a robust summary (at pages i to iv in this proxy statement) and enhanced our Compensation Discussion and Analysis that begins at page 23 in this proxy statement.

In addition, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through ongoing communication, on- and off-site investor visits, meetings, and conferences—regarding our strategy, financial results, and other topics of interest, and regularly brief our Board on this feedback.

Director Education

Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including, corporate governance, the financial services industry, cybersecurity, executive compensation, risk management, finance, and accounting). Annually, the Board holds director education sessions focusing on topics suggested by the directors, including through feedback obtained in connection with our Board Assessment processes, at the November meeting of the Board and its committees. From time to time, our directors may also attend seminars and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

18

Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, as well as the documents listed below, are available at www.key.com/ir under the “ESG Information” tab or elsewhere on KeyCorp’s website. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as stock ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Business Conduct and Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Business Conduct and Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in October 2020. We will promptly disclose any waiver or amendment to our Code of Business Conduct and Ethics for our executive officers or directors on our website. Our Code of Business Conduct and Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statements of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, the Government Relations pre-approval process for ballot issue support, and the KeyCorp Advocates Fund (political action committee) annual report.

Corporate Responsibility Report

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues of corporate social responsibility. Detailed information regarding KeyCorp’s (and its subsidiaries’) and the KeyBank Foundation’s corporate responsibility priorities and progress can be found in our annual Corporate Responsibility Report, as well as an update on our diversity, equity, and inclusion efforts. We use the Global Reporting Initiative (GRI) framework to provide transparent disclosure of KeyCorp’s most significant areas of impact in a manner comparable with peers and industry benchmarks.

19

Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors and director nominees of KeyCorp, the Named Executive Officers, and all directors and executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 19, 2021.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)	Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Amy G. Brady	121,871	132,175	—	254,046	—	125,547	379,592
Bruce D. Broussard	24,585	—	10,596	35,181	—	6,664	41,845
Gary M. Crosby	540,738	—	13,929	554,667	—	—	554,667
Alexander M. Cutler	206,888	—	—	206,888	—	62,330	269,218
H. James Dallas	107,345	—	13,929	121,274	—	—	121,274
Elizabeth R. Gile	36,767	—	—	36,767	—	61,633	98,400
Ruth Ann M. Gillis	138,715	—	—	138,715	—	35,890	174,605
Christopher M. Gorman	712,686	807,974	—	1,520,660	—	232,877	1,753,537
Robin N. Hayes	2,500	—	—	2,500	—	914	3,414
Carlton L. Highsmith	66,874	—	13,929	80,803	—	—	80,803
Richard J. Hipple	36,078	—	9,650	45,729	—	29,844	75,572
Donald R. Kimble	396,627	226,139	—	622,766	—	189,212	811,977
Angela G. Mago	180,053	176,113	—	356,166	—	76,188	432,353
Kristen L. Manos	137,987	—	—	137,987	—	88,596	226,583
Beth E. Mooney (7)	1,374,599	369,942	36,072	1,780,573	—	529,877	2,310,450
Andrew J. “Randy” Paine III	225,127	296,179	—	521,306	—	148,314	669,620
Devina A. Rankin	—	—	—	—	—	—	—
Barbara R. Snyder	15,653	—	—	15,653	—	144,771	160,423
Todd J. Vasos	8,000	—	—	8,000	—	3,279	11,279
David K. Wilson	24,591	—	—	24,591	—	34,097	58,688
All directors and executive officers as a group (26 persons)	3,497,234	1,839,834	62,032	5,399,100	—	1,684,742	7,083,842
The Vanguard Group (8)	108,446,804	—	—	108,446,804	11.11%
BlackRock, Inc. (9)	82,430,583	—	—	82,430,583	8.40%
Capital International Investors (10)	68,653,795	—	—	68,653,795	7.00%
State Street Corporation (11)	51,499,546	—	—	51,499,546	5.27%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 19, 2021.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp 2019 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third

20

Ownership of KeyCorp Equity Securities

anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 19, 2021 for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 58 of this proxy statement.

(3)

The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 19, 2021. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 19, 2021, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 23 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)

Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)

No director, director nominee, or executive officer beneficially owns (and collectively all 26 directors and executive officers do not beneficially own) common shares, and options, deferred shares, performance units, and restricted stock units payable in common shares on or within 60 days of March 19, 2021, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares appear as reported by each such holder to the Securities and Exchange Commission on Schedules 13G, as discussed below.

(7)

Beth E. Mooney, former Chairman and Chief Executive Officer, retired effective May 1, 2020. The reported number of common shares held by Ms. Mooney is based on our records as of Ms. Mooney’s date of retirement and does not take into account any transactions that may have occurred after such date.

(8)

Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 10, 2021. Vanguard reported that it owned beneficially 108,446,804 common shares, held sole power to dispose or to direct the disposition of 104,139,579 common shares, held shared voting power over 1,562,536 common shares, and held shared power to dispose or to direct the disposition of 4,307,225 common shares. Each of the following entities has been identified by Vanguard as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)

Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on January 29, 2021. BlackRock reported that it owned beneficially 82,430,583 common shares, held sole power to dispose or to direct the disposition of 82,430,583 common shares, and held sole power to vote or direct the voting power over 73,960,322 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(10)

Based solely upon information contained in the Schedule 13G filed by Capital International Investors (“Capital”) with the Securities and Exchange Commission on February 16, 2021. Capital reported that it owned beneficially 68,653,795 common shares, held sole power to dispose or to direct the disposition of 68,653,795 common shares, and held sole power to vote or direct the voting power over 68,653,795 common shares. The reported address of Capital is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(11)

Based solely upon information contained in the Schedule 13G filed by State Street Corporation (“State Street”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 9, 2021. State Street reported that it owned beneficially 51,499,546 common shares, held shared voting power over 46,879,690 common shares, and held shared power to dispose or to direct the disposition of 51,485,081 common shares. Each of the following entities has been identified by State Street as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors LTD (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., LTD, State Street Global Advisors Asia LTD, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company. The reported address of State Street is One Lincoln Street, Boston, MA 02111.

21

Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her initial election to the Board or as an officer of KeyCorp: (i) each non-employee director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times his or her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information, please see our Compensation Discussion and Analysis beginning on page 23 of this proxy statement.

Policy Restricting Hedging, Pledging and Speculative Trading of KeyCorp Securities

KeyCorp has determined that there may be a heightened legal risk and/or the appearance of improper or inappropriate conduct if our officers, directors, or employees engage in certain speculative transactions involving KeyCorp securities. Therefore, our insider trading policy prohibits our officers, directors, and all employees from engaging in hedging transactions with respect to KeyCorp securities (whether those securities are obtained through our employee benefit programs or otherwise). For this purpose, hedging is considered to include, but not be limited to, the use of prepaid variable forwards, equity swaps, collars, and exchange funds. The KeyCorp insider trading policy also prohibits our officers, directors, and all employees from pledging KeyCorp securities as collateral for margin purchases or loans and from engaging in short sales with respect to KeyCorp securities.

Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp 2019 Equity Compensation Plan (the “Equity Plan”) and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”); (ii) the KeyCorp 2010 Equity Compensation Plan (the “2010 Plan”); (iii) the KeyCorp Deferred Equity Allocation Plan; and (iv) the KeyCorp Directors’ Deferred Share Plan.

Shareholders approved the Equity Plan at the 2019 Annual Meeting of Shareholders. At December 31, 2020, 47,287,594 common shares remained available for future issuance under the Equity Plan. Shareholders approved the DSP Plan in 2003. At December 31, 2020, 665,847 common shares remained available for future issuance under the DSP Plan.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2020:

	(a)	(b)	(c)

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(2)
Equity compensation plans approved by security holders (1)	6,372,684	14.18	47,953,441
Equity compensation plans not approved by security holders (3)	—	—	—
Total	6,372,684	14.18	47,953,441

(1)

The table does not include 18,927,667 unvested shares of time-lapsed and performance-based restricted stock awarded under the Equity Plan, the 2013 Plan, and the 2010 Plan. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

(2)

The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

More information about these awards can be found in Note 17 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 161 of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), which was filed with the Securities and Exchange Commission on February 22, 2021.

22

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation of our executive officers.

The contents of the Compensation Discussion and Analysis are organized as follows:

Objectives of Our Compensation Program	23

Overview of 2020 Performance	25

Alignment of Pay and Performance	26

Elements of Our Pay Program	27

Total Pay of Our Named Executive Officers	32

Other Elements of Compensation	36

How We Make Pay Decisions	37

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate, and develop our people. Competition for talent in our business is strong. We make investments to hire and retain the talented and diverse teammates we need to serve our customers. We also work to create and sustain a culture that is inclusive and fair. Our compensation program is designed to reward employees based on performance, be informed by the market, discourage imprudent risk-taking, and align with the interests of our shareholders and the guidance of our regulators.

In consideration of these objectives, as well as our compensation philosophy and identified best practices described below, this Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” listed below, along with their titles as of December 31, 2020:

Christopher M. Gorman	Amy G. Brady
Chairman and Chief Executive Officer	Chief Information Officer

Donald R. Kimble	Angela G. Mago
Vice Chairman, Chief Administrative Officer and Chief Financial Officer	Head of Commercial Bank

Andrew J. “Randy” Paine III	Beth E. Mooney
Head of Institutional Bank	Former Chairman and Chief Executive Officer

Additional information on the compensation of our Named Executive Officers can be found in the 2020 Summary Compensation Table on page 42 of this proxy statement.

23

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is guided by the following three principles:

Our Principles	How They Are Applied

Pay decisions are based on Key’s performance, business unit performance, and individual performance—as assessed by our Chairman and Chief Executive Officer (our “CEO”, for purposes of the proxy statement, Mr. Gorman, unless otherwise specified) and the relevant committee of our Board (or, in the case of our CEO, by the Compensation Committee with input from the full Board);

We emphasize variable and performance-based compensation: 84% of the average target total pay opportunity for our Named Executive Officers (86% of our CEO’s total pay opportunity, and in either case, excluding Ms. Mooney) is delivered as variable compensation.

We provide competitive pay opportunities to our employees: Our programs are designed to provide a competitive total compensation package in order to attract, reward, and retain top performers.

We deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

We require executive officers to defer a significant portion of their annual compensation and subject it to risk adjustment: While we manage to “total pay” opportunity (i.e., the sum of base salary and incentives) when making pay decisions, we require that a significant amount of each executive officer’s annual “total incentive” (the sum of the annual incentive paid and the value of long-term incentives granted in a particular year) be deferred over a multi-year period and subject to risk adjustment, as described in more detail below under “Balancing Risk and Reward” beginning on page 27 of this proxy statement.

We choose metrics for our incentive plans that encourage and reward consistent performance in both the short- and long-term: For example, we incentivize strong and sustainable earnings per share (EPS) growth by rewarding, among other things, one-year EPS performance through our annual incentive plan and three-year EPS performance through our long-term incentive program. Similarly, our annual incentive plan uses absolute Return on Tangible Common Equity (ROTCE) and our long-term incentive program uses relative ROTCE as a measure of performance, as we believe ROTCE provides strong alignment between short- and long-term shareholder value and employee compensation.

We support sustainable performance with policies that focus on prudent risk-taking and the balance between risk and reward.

We balance compensation risk and reward through a robust governance process overseen by the Compensation Committee: We design our compensation programs to appropriately balance risk and reward, and we regularly monitor these programs to determine whether they create incentives that encourage risk-taking outside of our risk tolerances, as described below in more detail under “Balancing Risk and Reward” beginning on page 27 of this proxy statement.

We subject our compensation to adjustment based on actual risk and financial outcomes: Compensation paid under our programs is subject to a robust risk-adjustment policy based on actual risk outcomes and financial results, including possible clawback, as described below in more detail under “Balancing Risk and Reward.”

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Compensation Discussion and Analysis

Compensation & Governance Best Practices

We support our compensation program with a number of best practices in governance and executive compensation, including those summarized in the following chart. In addition, the Compensation Committee regularly evaluates our compensation practices in light of feedback that may be provided by our shareholders or shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our CEO to three times base salary for our other executive officers. Executives are encouraged to meet share ownership guidelines within three years and are required to comply within five years.

✓  Subject Shares to Post-Vesting Holding Requirements, so that each of our executive officers must hold the net shares acquired upon vesting of equity awards until he or she satisfies our share ownership guidelines.

✓  Use Tally Sheets annually for our Named Executive Officers, allowing our Compensation Committee to review total pay for our Named Executive Officers.

✓  Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels well within industry norms.

✓  Use an Independent Consultant Retained by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and program to ensure that our compensation programs are consistent with market practice.

✓  Maintain Clawback and Forfeiture Policies as further described below under “Balancing Risk and Reward” beginning on page 27 of this proxy statement, which begin before grant and extend beyond payment.

×   No Employment Agreements for any executive officer, including any Named Executive Officer.

×   No Tax Gross-Ups on change of control payments or for perquisites, other than on relocation benefits provided to certain senior-level employees upon hire.

×    No “Single Trigger” Change of Control Agreements, meaning that, following a change of control, severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only upon a qualifying termination of employment.

×    No Active SERPs, as our executive pension plans were frozen in 2009. No Named Executive Officer participates in an active supplemental defined benefit plan, although vesting service continues for those Named Executive Officers who participated in such a plan prior to 2009.

×    No Hedging or Pledging of KeyCorp Securities is permitted under our insider trading policy, which prohibits our employees, officers, and directors from engaging in hedging transactions involving our common shares and from pledging our common shares.

×    No “Timing” of Equity Grants is allowed under our equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

×   No Repricing or back-dating of stock options.

Overview of 2020 Performance

In 2020, Key successfully executed on our business priorities while responding to a dynamic environment framed by a global pandemic and the resulting economic slowdown and the transition of our Chairman and CEO on May 1. Key met the challenges and opportunities presented by this environment head on – and delivered on our dual mandate of helping our clients, employees, and communities thrive while positioning Key for future success.

Deliver Business Results

Our distinctive business model, targeted relationship strategy, and resilient and dedicated team enabled us to continue to grow, deliver record financial results, and importantly, position the company for success. While 2020 presented challenges, our focus remained on serving our clients, growing our business, and maintaining our strong risk practices. Highlights of our 2020 performance include:

•	Record full-year revenue of $6.7 billion, driven by balance sheet strength and all-time high fee revenue.

•

Broad-based balance sheet growth driven by strength across our commercial and consumer businesses, including participation in the Paycheck Protection Program (“PPP”) and over $10 billion of consumer loan originations from Laurel Road and consumer mortgage.

•	Record results in investment banking and debt placement fees and consumer mortgage fee income.

•	Sound credit quality with net charge-offs to average loans within the over-the-cycle targeted range of 40-60 basis points.

•	Disciplined capital management, including a 4% increase in our common share dividend.

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Compensation Discussion and Analysis

Help our Clients, Teammates, and Communities Thrive

The pandemic necessitated a dynamic response to support our clients and teammates. Our actions included:

•	Implementing our business resiliency plan and ensuring operational effectiveness across the franchise with over 10,000 colleagues working from home.

•	Processing over 43,000 loan applications providing over $8 billion of critical funding as part of PPP (round 1) through a highly focused and coordinated effort supported by technology.

•

Responding quickly to client and teammate feedback including closure of branch lobbies, providing protective gear/cleaning supplies, implementing social distancing procedures, and adjusting PTO and pay policies.

•	Supporting teammates through flexible work arrangements, offering temporary pay incentives and temporary assistance loans.

•

Keeping medical premiums flat for 60% of our employees for a 6th consecutive year while introducing new benefits such as: offering tax-free reimbursement to help our colleagues offset the costs of child and dependent care, purchase computer equipment, or obtain broadband internet to support hybrid learning; providing hardship grants to colleagues experiencing unexpected hardships; and delivering a robust set of services and resources to support the well-being of our colleagues, including access to caregivers, tutors, and counselors.

•	Increasing engagement with our diverse workforce and publicly committing to meaningful progress, including supplier diversity and a significant expansion of our Community Benefits Program.

Seamless Transition of our Chairman and CEO

Effective May 1, 2020, Mr. Gorman transitioned into the role of Chairman and CEO, with Ms. Mooney retiring the same day, in the culmination of a thoughtful and carefully planned process. The transition was seamless and occurred with the full engagement and oversight of the Board. Additional information of the CEO transition can be found on page 34 of this proxy statement.

The Compensation Committee considered Key’s performance across these dimensions when evaluating the performance of our Named Executive Officers and establishing actual 2020 pay.

Enhancements to Our Executive Compensation Program

The Compensation Committee revised our executive compensation program beginning in 2021 to increase the percentage of long-term incentive compensation delivered as “performance-based” compensation to our executive officers from 50% to 70% by:

•	Increasing the percentage of long-term incentive awards delivered as performance awards from 50% to 60%; and

•	Subjecting stock options (which make up 10% of our long-term incentive awards) to a 10% premium on the exercise price.

Both Management and the Compensation Committee feel these changes strike an appropriate balance between aligning executive officer pay to Key’s performance, incentivizing share price improvement, and encouraging prudent risk taking.

Alignment of Pay and Performance

The target total pay opportunity (as described in “Elements of Our Pay Program” on page 27 of this proxy statement) for each Named Executive Officer is established after considering a number of factors, including the level of pay for similar roles in our industry and among our peers, the executive’s tenure and experience, the complexity of the executive’s role, the executive’s performance, insights from consultants about market practices and trends, as well as regulatory guidance and feedback regarding our pay practices. The Compensation Committee reviews and approves the target total pay of each Named Executive Officer each year. For additional information on how we establish target pay for our Named Executive Officers, see the discussion under “How We Make Pay Decisions” beginning on page 37 of this proxy statement, and for 2020 target total pay for Mr. Gorman, please also see the discussion in “CEO Transition” beginning on page 34 of this proxy statement.

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Compensation Discussion and Analysis

Balancing Risk and Reward

Achieving a balance between risk and reward is a central focus of our compensation program and an important part of how we align pay and performance. We subject all incentives paid to our employees to a risk-adjustment process that begins before grant and extends beyond payment.

Elements of Our Pay Program

We manage to “total pay” opportunity, which we define as the sum of base salary and annual (short-term) and deferred (long-term) incentive targets, rather than make separate decisions on each element of pay.

•

The actual total pay for each Named Executive Officer for a given performance year is the sum of actual base salary for the performance year (i.e., salary paid for 2020), the annual incentive earned for the performance year (i.e., bonus paid in 2021 for 2020 performance year), and the long-term incentive granted in respect of the performance year (i.e., long-term incentive granted in 2021 with respect to the 2020 performance year).

•

We generally consider long-term incentives as part of the total pay opportunity for the prior year even though these awards are granted early in the following year, because the awards are granted based on an executive’s performance in the prior year (which differs from how they are reported in the Summary Compensation Table).

•

The average distribution of target 2020 total pay opportunity for our Named Executive Officers, excluding Ms. Mooney, is shown in the chart below. Details about our short- and long-term incentive programs are provided below under “Annual Incentive Plan” and “2021 Long-Term Incentives” on page 29 of this proxy statement.

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Compensation Discussion and Analysis

Average Named Executive Officer (“NEO”) 2020 Target(1) Total Pay Opportunity Mix(2)

(1)

The targets reflected in this chart for Mr. Gorman are his prorated 2020 targets, based on his time in the role of President and COO and his time as our CEO, as described under “CEO Transition” on page 34 of this proxy statement. In addition, the actual average pay of each of our NEOs may differ from the target total pay opportunity depending on a number of factors, including the performance of our annual incentive plan, which may cause the variable cash component of pay to be larger or smaller than the target amount, and whether an NEO receives long-term incentive compensation that is less than or greater than the target amount. For information about actual pay for our NEOs for the 2020 performance year, see “Actual Total Pay for 2020 Performance” on page 32 of this proxy statement.

(2)

This chart excludes Ms. Mooney as a result of her retirement on May 1, 2020. This chart reflects the changes to our long-term incentive compensation program, including increasing the percentage of long-term incentive awards from 50% to 60%. The stock options reflected in this chart (which make up 10% of our long-term incentive awards) are subject to a 10% premium on the exercise price.

Base Salary

Base salaries represent the sole fixed portion of our Named Executive Officers’ total pay opportunity. Base salaries are reviewed and approved by the Compensation Committee on a competitive basis each year based on salaries paid to comparable executives at peer companies, including those in our Peer Group, and considering internal equity. Base salary adjustments generally occur no more frequently than bi-annually. In 2020, none of our Named Executive Officers, except for our CEO in connection with his appointment by the Board, received a base salary increase. The 2019 and 2020 base salaries of our Named Executive Officers are reported in the “Salary” column of the 2020 Summary Compensation Table on page 42 of this proxy statement.

Incentive Programs

As illustrated in the chart above, more than 80% of our Named Executive Officers’ total pay opportunity is delivered in the form of incentive pay, which includes both an annual cash and deferred component, subject to multi-year vesting. Both our Annual Incentive Plan and Long-Term Incentives are described below. The actual amount a Named Executive Officer may receive under our annual and long-term incentive programs generally is subject to continued employment during the applicable performance period or restriction period and/or the attainment of specified performance goals.

Key’s performance is an important factor in determining payouts under our Annual Incentive Plan and determining the final value of a grantee’s performance award. With respect to the 2020 Annual Incentive Plan and the performance awards granted in 2021, our Compensation Committee focused on selecting performance metrics that promote both short- and long-term growth, as well as creating and maintaining a link between pay and shareholder value. As a result, in addition to other performance measures, both the 2020 Annual Incentive Plan and the performance awards granted in 2021 incentivize EPS growth (over one year in the 2020 Annual Incentive Plan and over three years in the performance awards granted in 2021) and ROTCE (absolute ROTCE in the 2020 Annual Incentive Plan and relative ROTCE in the performance awards granted in 2021). When selecting the performance goals, the Compensation Committee wanted to balance short-term performance (i.e., one-year EPS) with sustainable growth (i.e., three-year EPS). In addition, the Compensation Committee selected absolute

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Compensation Discussion and Analysis

ROTCE as a metric under our 2020 Annual Incentive Plan due to its strong correlation to our share price and ability to drive overall shareholder value, and relative ROTCE under performance awards granted in 2021 to focus on growing ROTCE relative to our peers.

In addition, both the 2020 Annual Incentive Plan and the performance awards granted in 2021 are subject to additional metrics that do not overlap between the programs. The 2020 Annual Incentive Plan also takes into account our Cash Efficiency Ratio, our relative performance to that of our peers, and our achievement of operational excellence goals. The performance awards granted in 2021 are subject to a total shareholder return (TSR) modifier that does not apply to the 2020 Annual Incentive Plan.

Annual Incentive Plan

All executive officers, along with most employees who are not paid from a business unit-specific incentive plan, are eligible to receive discretionary cash incentives under our Annual Incentive Plan.

•

The funding of the overall bonus pool under our Annual Incentive Plan is based on the achievement of various financial and strategic goals compared to pre-established targets, as described below (see “2020 Performance Measures”). Annual Incentive Plan funding is capped at 150%, with 0% funding for our executive officers if a threshold level of performance is not achieved.

•

The actual annual incentive that may be paid to any individual Named Executive Officer with respect to a performance year is determined by the Compensation Committee after considering the approved funding level of the bonus pool, the executive’s experience and performance, market information, the occurrence of any adverse risk events, our deferral expectations, the range of pay decisions for the other executive officers and similarly situated executives, as well as any decision we made to direct an executive’s total pay opportunity towards other elements of pay (e.g., base salary and/or long-term incentives).

•

As a result, while the overall funding level of the Annual Incentive Plan serves to guide the amount of annual incentive an executive officer may receive, actual awards under the Annual Incentive Plan may and do vary from this funding level. Our practices generally do not allow an executive officer to receive more than 200% of his or her annual incentive target to be paid in cash.

2020 Performance Measures

In 2020, 60% of our Annual Incentive Plan pool funding was based on our performance on the following three equally-weighted metrics as compared to pre-established targets, as described below in “2020 Performance & Funding”:

•	Adjusted EPS (as defined in “Certain Financial Goals” on page 40 below)

•	Cash Efficiency Ratio (as defined in “Certain Financial Goals” on page 40 below)

•	Adjusted Return on Tangible Common Equity (ROTCE) (as defined in “Certain Financial Goals” on page 40 below).

The Compensation Committee selected Cash Efficiency Ratio to reflect our ongoing focus on growing revenue and managing expenses, Adjusted ROTCE due to its high correlation to shareholder value creation and to place greater emphasis on credit quality, and Adjusted EPS to reflect core profitability.

An additional 20% of our Annual Incentive Plan pool funding was based on our performance, relative to the performance of our Peer Group, on the following metrics: revenue growth, pre-provision net revenue (PPNR) growth, and the ratio of Net Charge-Offs to Average Loans. We selected these measures (each as defined in “Certain Financial Goals” on page 40 below) to evaluate our performance, relative to our peers, with respect to growth and management of risk.

The remaining 20% of our Annual Incentive Plan pool funding was originally based on “Operational Excellence,” which in 2020 included both our execution against and implementation of a number of initiatives and enhancements related to our risk management practices. When considering our performance, the Committee also took into account our success in delivering on these initiatives during the pandemic, which included managing a remote workforce, the actions we took to support our clients and employees, and our relative success in helping our clients navigate the PPP.

2021 Long-Term Incentives

Our Named Executive Officers are eligible to receive long-term incentive awards that are granted annually based on prior year performance but anticipate future contributions through the use of a vesting schedule generally requiring the executive officer to remain employed for three to four years from the date of grant in order to realize the full value of the award (subject to acceleration of vesting in connection with retirements and certain other terminations of employment). For 2021, the Compensation Committee generally increased the percentage of long-term incentive compensation delivered as

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Compensation Discussion and Analysis

“performance-based” compensation to our executive officers to 70% by (i) increasing the percentage of long-term incentive awards received as performance shares from 50% to 60% and (ii) granting stock options with an exercise price premium of 10% over the grant date fair value.

Both Management and the Compensation Committee feel these changes strike an appropriate balance between subjecting additional pay to Key’s performance, incentivizing share price improvement, and encouraging prudent risk taking. All Named Executive Officers (other than Ms. Mooney, received their long-term incentives in the vehicles described in the table below. Ms. Mooney’s long-term incentive compensation is described under “CEO Transition” on page 34 of this proxy statement.

2021 Long-Term Incentive Design

Vehicle	% of Total LTIC Value (2)	Vesting Period	Performance Features
Performance Awards (1)	60%(2)	3-year cliff vesting

•   Final payout can range between 0% to 150% of target based on our performance measured against the following goals (3):

1.  Adjusted Return on Tangible Common Equity vs. Peers

2.  Adjusted Cumulative Earnings Per Share

•   Performance score is subject to further adjustment by application of a modifier based on our relative TSR performance.

•   Value of final payout depends on the performance of our stock price.

Restricted Stock Units (“RSUs”)	30%	4-year annual ratable vesting

•   Value directly linked to our stock price.

•   Encourages strong levels of share ownership among our executives.

•   Provides a balance to the risk-taking incentive that may be associated with stock options or performance awards.

Stock Options (4)	10%	4-year annual ratable vesting

•   Starting with grants made in 2021, stock options will be granted with a 10% premium on the exercise price, requiring greater positive performance of our stock price prior to exercise than an ordinary stock option.

•   Ability to exercise requires our executive officers to create share price improvement and provide strong shareholder returns, which is driven by our financial performance.

•   Option expires 10 years from the date of grant.

•   Encourages preservation of long-term stock value.

•   Usage limited to no more than 10% of each Named Executive Officer’s annual long-term incentive opportunity since 2013.

(1)

Beginning with awards granted in 2021, Management requested that the Compensation Committee increase the percentage of long-term incentive awards received as performance shares from 50% to 60%. Management and the Compensation Committee feel it is appropriate to subject a higher percentage of executive officer pay to the achievement of Key’s established performance goals. The 10% increase is intended to strike a balance between the potential reward to executive officers upon achievement of Key’s goals and the risks taken to achieve such goals. In addition, in 2021, 100% of the performance awards granted to Mss. Brady and Mago and Messrs. Paine and Gorman were delivered as cash-settled performance shares. Two-thirds of Mr. Kimble’s performance award was delivered as cash-settled performance shares, and one-third was delivered as stock-settled performance shares. Mr. Kimble plays an important role on our executive leadership team as our Chief Administrative Officer and Chief Financial Officer and was a key figure in ensuring a smooth CEO transition and in guiding Key through the pandemic.

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Compensation Discussion and Analysis

(2)

The percentages included in this chart reflect the long-term incentive compensation awards made in 2021 to all of our Named Executive Officers except Ms. Mooney and Mr. Kimble. Mr. Kimble’s performance awards represented approximately 67% of his total long-term incentives. With the changes to increase performance awards to 60% of long-term incentive awards and the application of the 10% premium on stock options, the total percentage of long-term incentive compensation awarded as “performance-based” compensation increased to 70%.

(3)	The performance metrics applicable to Mr. Kimble’s stock-settled performance award are described below under “2021 Performance Awards.”

(4)

Beginning with awards granted in 2021, stock options will be granted subject to a 10% premium. As a result, in order to become exercisable, Key’s share price will need to be equal to at least 110% of the closing price of a share of Key stock on the date of grant. This design change is intended to incentivize significant share price improvement over the 10-year term of the stock option.

2021 Performance Awards

The cash-settled performance awards granted in 2021 provide our Named Executive Officers (other than Ms. Mooney) with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of the following performance goals during the three-year performance period beginning on January 1, 2021, and ending on December 31, 2023. Although the value of these cash performance awards is directly tied to share price, payout upon vesting will be in the form of cash. Ms. Mooney’s compensation is described under “CEO Transition” on page 34 of this proxy statement.

2021-2023 Long-Term Incentive Plan

	Performance Required for Payout				Other Factors (Vesting Reduction Only)
Performance Goals	Weight	Min.	Target	Max.
Adjusted Return on Tangible Common Equity vs. Peers	50%	25% ile	50% ile	75% ile	• ERM Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Adjusted Cumulative Earnings Per Share	50%	75% of Plan*	100% of Plan*	125% of Plan*
*	”Plan” refers to Key’s overall financial plan.

TSR vs Peers Modifier:
Percentile Rank	Payout Adjustment
<25% ile	-15%
25% ile to 75% ile	No Adjustment
>75% ile	+15%

The Compensation Committee believes that each of the performance goals set forth above strongly correlates to long-term shareholder value creation. Consistent with the performance awards granted in 2020, Adjusted Cumulative EPS and Adjusted ROTCE under our 2021 performance awards will be subject to adjustment to remove the impact of the change in loan and lease loss provision. This reduces volatility to EPS and ROTCE from the impact of the accounting standard known as current expected credit losses (“CECL”) and the build or release of provision that could otherwise have an outsized impact on ROTCE and EPS as performance metrics under the 2021 performance awards.

We introduced TSR as a modifier for our 2020 performance awards and continued to apply this modifier in the 2021 performance awards. TSR applied as a multiplier may increase or decrease the final payout otherwise calculated using Adjusted ROTCE vs. peers and Adjusted Cumulative EPS. We added TSR as a modifier, instead of including it as an equally-weighted performance metric, to align our pay practices with those of our Peer Group, while still preserving the important link between payout to our executives and shareholder value. Finally, the “other factors” included in the performance metrics above may only reduce the vesting of cash performance shares if, in the Compensation Committee’s judgment, performance with regard to these “other factors” is insufficient.

As noted above, approximately one-third of Mr. Kimble’s performance awards for the 2021-2023 performance period are stock-settled, and those performance awards will be earned based on whether the ratio of average PPNR to average assets (from continuing operations) for this period is at least 75% of the same ratio for the preceding three-year period, which is a metric that has historically been used by Key in connection with performance awards.

The Compensation Committee believes that performance awards encourage our Named Executive Officers to make decisions and to deliver results over a multi-year time period, thereby keeping a focus on our long-term performance objectives. In addition, performance awards enable us to retain executive talent, because executives generally must remain employed through the end of the performance period to realize the full value of the award.

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Compensation Discussion and Analysis

Total Pay of Our Named Executive Officers

The following information highlights the 2020 compensation actions approved by the Compensation Committee for our Named Executive Officers with respect to their performance in 2020, as well as the approved payout level of our 2018 awards of performance shares, which vested in 2021, based on our performance between 2018 and 2020.

Actual Total Pay for 2020 Performance

The following table shows the Compensation Committee’s 2020 total pay decisions for our Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2020 in the Summary Compensation Table on page 42 of this proxy statement, which reflects long-term incentives granted during a year, rather than after year-end, even if awarded for services performed in that year. We generally consider long-term incentives granted during a given year to be part of the prior year’s total pay opportunity.

After assessing each individual’s performance during 2020, the Compensation Committee approved the annual and long-term incentive awards for our Named Executive Officers described below.

	Actual Total Pay

Name	Base Salary	Actual 2020 Annual Incentive Award ($)(1)	Actual 2021 Long-Term Incentive Award ($)(1)		Total Actual Pay	Total Incentive Deferred (%)(3)
Christopher M. Gorman	933,000	1,710,000	4,300,000		6,943,000	72%
Donald R. Kimble	800,000	1,900,000	2,800,000		5,500,000	60%
Andrew J. “Randy” Paine III	600,000	1,450,000	2,400,000		4,450,000	62%
Amy G. Brady	700,000	1,075,000	1,500,000		3,275,000	58%
Angela G. Mago	600,000	1,150,000	1,500,000		3,250,000	57%
Beth E. Mooney (Former Chairman and CEO)	455,366	833,000	2,100,000	(2)	3,388,366	72%

(1)

We require that at least 50% of the “total incentive”—that is, the sum of the 2020 annual incentive actually earned and the target value of 2021 long-term incentives—of each Named Executive Officer (60% for our CEO) be delivered in the form of deferred compensation, subject to a multi-year vesting schedule and risk-adjusted vesting. If the total incentive does not satisfy this requirement, a portion of the Named Executive Officer’s actual discretionary annual cash incentive is delivered as deferred compensation.

(2)

2021 long-term incentive awards reported in this table reflect Ms. Mooney’s RSUs granted to her in respect of her performance during 2020. This number differs from the number reported in the “Stock Awards” column in the Summary Compensation Table on page 42 of this proxy statement. The number reported in the Summary Compensation Table includes all equity awards granted to Ms. Mooney in 2020, which includes the grant she received in respect of her performance during 2019 ($7,500,000), when she served as CEO for the full year, and the amount she received in May 2020 in respect of her performance and service to Key in 2020 ($2,100,000).

(3)

This column shows the actual percentage of each Named Executive Officer’s total incentive delivered as deferred incentive compensation, including any portion of the Named Executive Officer’s annual cash incentive required to be deferred.

When making pay decisions, the Compensation Committee considers a number of factors, including the funding level of our Annual Incentive Plan (as described below under “2020 Annual Incentive Plan Performance & Funding”), each executive officer’s individual performance, the relative pay levels for the other executive officers, and our deferral expectations, which require that at least 50% of the total incentives—the sum of annual and long-term incentives—of each Named Executive Officer (60% for our CEO) be deferred and subject to risk adjustment, including forfeiture and clawback.

2020 Annual Incentive Plan Performance & Funding

For the 2020 performance period, the Compensation Committee approved a 90% funding rate for our 2020 Annual Incentive Plan pool as applicable to our executive officers, including our Named Executive Officers, based on our performance against

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Compensation Discussion and Analysis

the financial and strategic goals in our Annual Incentive Plan as set forth in the table below. Please also see the discussion in “CEO Transition” on page 34 of this proxy statement for information related to Ms. Mooney’s 2020 annual incentive award.

KeyCorp 2020 Annual Incentive Plan

	Performance Required for Payout

Performance Goals* Funding%	Min. 50%	Middle 100%	Max. 150%	Actual Result	Funding Rate	Weight	Final Funding
Adjusted Earnings Per Share (EPS)	$1.68	$1.87	$2.07	$1.73	63.7%	20%	13%
Adjusted Return on Tangible Common Equity (ROTCE)	13.1%	14.6%	16.2%	14.0%	78.6%	20%	16%
Cash Efficiency Ratio	60%	57.8%	55.6%	59.7%	55.3%	20%	11%
Relative Progress to Peers	Bottom Quartile	Middle Quartile	Top Quartile	Middle Quartile	100%	20%	20%
Operational Excellence	Objective Assessment			Exceeds	150%	20%	30%
Compensation Committee Approved Funding							90%

*	Adjusted EPS, Cash Efficiency Ratio, and Adjusted ROTCE exclude notable items and any other major restructuring charges agreed to by the Compensation Committee. There were no notable items in 2020.

The Compensation Committee determined that our overall performance relative to peers on the applicable performance measures was in the middle quartiles, as described below.

Relative Performance to Peers

Measure	Actual Result
Revenue Growth	Middle Quartiles
PPNR Growth	Middle Quartiles
Net Charge-Offs / Average Loans	Middle Quartiles

Our performance against the operational excellence metrics was strong. With respect to our risk management goals, the Compensation Committee determined that we “Exceeded” expectations by achieving all of our goals by the end of 2020, a significant challenge in light of the disruption caused by the pandemic. In addition to the risk management goals we set at the beginning of 2020, we also added and achieved milestones and objectives throughout the year based on input from our internal and external auditors. With respect to our PPP performance, the Compensation Committee determined that we “Exceeded” expectations when compared to all other PPP lenders in both volume and number of loans. Our ability to provide PPP loans to our clients required coordinated effort across multiple teams. In Phase 1 of PPP alone, among all PPP lenders, Key was the #2 overall PPP lender by units (and #4 overall in approved dollars). In 2020, Key finished #7 among all PPP lenders in PPP lending by volume.

Based on the aggregate results, the Compensation Committee approved a funding rate for our 2020 Annual Incentive Plan pool of 90%, as applicable to our senior executives, including our Named Executive Officers. All of our Named Executive Officers, other than Mr. Kimble who was paid at his full target, received an annual incentive of approximately 90% of target.

2020 Pay Decisions for Named Executive Officers

The 2020 pay decisions for our Named Executive Officers, excluding Ms. Mooney, whose 2020 pay is described under “CEO Transition” on page 34 of this proxy statement, were made after consideration of the following:

Mr. Gorman

The Compensation Committee established Mr. Gorman’s 2020 target pay at $7,500,000, which was prorated to $6,900,000 based on the portion of the year he served as Chairman and CEO. The Committee approved actual 2020 pay for Mr. Gorman of $6,943,000, which included an annual incentive of 90% of target, consistent with the funding of our Annual Incentive Plan, and a long-term incentive grant of 106% of target. In approving his actual 2020 pay, the Committee considered Mr. Gorman’s successful and seamless transition to his role as our Chairman and Chief Executive Officer and his leadership in navigating Key through the pandemic and resulting economic slowdown, while maintaining a focus on ensuring a positive experience for our clients, and providing support to our teammates. While our financial performance was impacted by the overall economic environment, under Mr. Gorman’s leadership, Key delivered record performance in investment banking and

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Compensation Discussion and Analysis

consumer mortgage. Through Mr. Gorman’s guidance and support, in 2020 Key was a national leader in PPP lending, processing over 43,000 loan applications and $8 billion in critical funding (in Phase 1 alone). In addition, Mr. Gorman articulated a strategy that reinforced our approach to targeted scale, acted decisively to exit or de-emphasize activities that did not align with this strategy, and implemented a number of changes to enhance our risk practices.

Mr. Kimble

In 2020, Mr. Kimble became Key’s Chief Administrative Officer, a role that includes oversight for Key’s Human Resources and Law Group, in addition to his role as Chief Financial Officer. Mr. Kimble’s target total pay opportunity for 2020 was set at $5,000,000, in consideration of his expanded scope of responsibility, tenure and experience within our Peer Group, and the critical role he played in the CEO transition process. In addition, under Mr. Kimble’s leadership, Key delivered on its risk management goals and achieved strong financial performance in 2020 despite the economic headwinds generated by the pandemic. Based on these factors, the Compensation Committee approved actual 2020 pay for Mr. Kimble of $5,500,000.

Mr. Paine

Mr. Paine’s 2020 target total pay opportunity was $4,500,000. The Compensation Committee approved actual total pay for 2020 of $4,450,000. Mr. Paine’s pay reflects the Compensation Committee’s recognition of his success in leading our Institutional Bank, which included a record year of revenues for our investment banking arm, KeyBanc Capital Markets, despite the economic challenges of the second and third quarters of the year. Key’s investment banking capabilities are distinctive within our Peer Group and among regional banks, which the Compensation Committee took into consideration when establishing Mr. Paine’s pay opportunity and setting his actual pay.

Ms. Brady

Ms. Brady’s target total pay opportunity for 2020 was $3,400,000, and the Compensation Committee approved actual total pay for 2020 of $3,275,000. Ms. Brady leads Key’s technology, operations, and servicing groups and is leading our efforts to digitize the enterprise. In 2020, Ms. Brady oversaw Key’s technology investments, including information security and managed much of our consumer and commercial loan servicing activities. Ms. Brady also managed our business risk and controls and call centers, after adding Key’s contact center to her responsibilities in 2020. In addition, Ms. Brady played a critical role in 2020, as we implemented our business continuity plans, resulting in thousands of teammates pivoting to full-time remote work within a matter of days, and established our return to office approach. Under Ms. Brady’s leadership, her organization played an integral role in supporting our successful PPP lending, working quickly and efficiently to establish the systems needed to process PPP loan applications. Ms. Brady’s pay in 2020 reflects these contributions.

Ms. Mago

Ms. Mago’s 2020 target total pay opportunity was $3,400,000. Ms. Mago leads both our commercial and middle market real estate businesses. Key is a leader in both commercial mortgage and third-party servicing, which are distinctive businesses among our Peer Group. Under Ms. Mago’s leadership, we have been thoughtful about managing our exposure to commercial real estate, where our focus areas performed in-line or better than expectations in 2020. Key continues to selectively invest in areas with strong outlooks, such as affordable multifamily lending where we had a record year for originations. Despite a challenging environment, our commercial mortgage business placed more originations in 2020 than in the prior year. In addition, Key remains a leader in commercial servicing, including named special servicing, which is another area of growth. The Compensation Committee considered Ms. Mago’s balanced approach and overall leadership through the challenges of 2020 in approving actual pay of $3,250,000 for 2020.

CEO Transition

On May 1, 2020, and as previously disclosed on Form 8-K filed the same day, Ms. Mooney retired as our Chief Executive Officer and Chairman, and the same day, Mr. Gorman was appointed as our CEO. In connection with his promotion to CEO, the Compensation Committee approved an increase to Mr. Gorman’s base salary to $1,000,000, an increase to his short-term incentive target to $2,000,000, and an increase to his long-term incentive target to $4,500,000, resulting in target total pay opportunity for Mr. Gorman as CEO of $7,500,000. The Compensation Committee elected to prorate Mr. Gorman’s targets for the year, reflecting the portion of the year he served as our President and Chief Operating Officer and the portion of the year he served as our Chairman and CEO. As a result, for 2020, Mr. Gorman’s base salary was $933,000, his short-term incentive target was $1,900,000, and his long-term incentive target was $4,067,000, bringing his target prorated total pay opportunity for 2020 to $6,900,000.

In connection with her retirement and in recognition of her performance in 2020, including with respect to the successful transition of the CEO role to Mr. Gorman, and as previously disclosed, the Compensation Committee approved a payment of

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Compensation Discussion and Analysis

a pro-rata portion of Ms. Mooney’s target 2020 incentives through May 1, 2020, consisting of (a) $833,000 in cash and (b) $2,100,000 in RSUs, which will continue to vest ratably over the four years following Ms. Mooney’s retirement. The Compensation Committee also elected to permit Ms. Mooney to continue to vest in equity awards granted to her within one year of her retirement date. The Compensation Committee elected to deliver Ms. Mooney’s prorated 2020 long-term incentive award entirely in RSUs, and not include any performance awards, because Ms. Mooney would not be contributing to Key’s performance results during the performance period following her retirement. In addition, the RSUs remain subject to the performance of our share price over the vesting period and the award itself remains subject to our risk-adjustment policy based on actual risk outcomes and financial results.

In addition, pursuant to the previously disclosed letter agreement entered into with Ms. Mooney at the time of her retirement, Ms. Mooney remains eligible for payment of or reimbursement for the following benefits for limited time periods following her retirement: (a) an executive physical, (b) tax and financial planning services, and (c) access to an administrative assistant and IT support. The value of these perquisites is provided below under “2020 Summary Compensation Table”, footnote 7, on page 44 of the proxy statement. Key will also provide Ms. Mooney with executive security services as needed when she is representing us at an event on our behalf and at our request.

Payout of 2018 Performance Awards

On February 19, 2018, each Named Executive Officer received an award of performance shares as part of his or her long-term incentive opportunity. The Named Executive Officers could earn between 0% and 150% of the performance shares granted based on the achievement of our 2018 long-term incentive plan, described below.

On February 15, 2021, the Compensation Committee approved a final performance level for our 2018 long-term incentive plan of 88.1%, as described below.

2018-2020 Long-Term Incentive Plan

		Performance Req’d for Payout

Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Total Shareholder Return vs. Peer Group	25%	25% ile	50% ile	75% ile	27% ile	13.6%
Return on Tangible Common Equity vs. Peer Group	25%	25% ile	50% ile	75% ile	55% ile	27.3%
Cumulative Earnings Per Share	50%	$3.60	$4.80	$6.00	$4.67	47.2%
Calculated Performance						88.1%
Committee Approved Performance

(1)	EPS and ROTCE actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals.”

Performance of our 2018 long-term incentive plan was driven by Return on Tangible Common Equity against the Peer Group and cumulative EPS approximating target. The EPS target excludes the impact of interest rates and, if rates change, a corresponding adjustment is made to the EPS target. During the performance period for the 2018 performance share awards, the EPS target was adjusted downward by $0.46 compared to the original target to reflect interest rate changes.

Before approving this final performance level, the Compensation Committee considered our ERM Dashboard and our execution against strategic priorities and, based on this review, concluded that no reduction in calculated performance was warranted.

CEO Realized Pay

Our executive compensation program is designed so that a substantial portion of our CEO’s pay is delivered in the form of long-term incentives. The amount of pay our CEO actually may receive in a given year (Realized Pay, as defined below) reflects the impact of changes in our share price and/or the achievement of our long-term financial objectives (in the case of performance awards) on the value of his prior grants of stock-based compensation. As a result, we believe it is useful to compare our CEO’s Realized Pay to what is actually reported each year in the Summary Compensation Tables in our proxy statement (Adjusted SCT Pay, as defined below), which reflects the grant date fair value of long-term incentives. Realized Pay is one factor that the Compensation Committee evaluates when setting pay for our CEO each year.

Mr. Gorman’s pay, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of long-term incentives at the time of grant, and not the value actually received by Mr. Gorman from these grants. As a result, we believe

35

Compensation Discussion and Analysis

that it is useful to compare Mr. Gorman’s Adjusted SCT Pay and Realized Pay for 2020. This comparison shows the differences between Adjusted SCT Pay and actual Realized Pay, as illustrated below:

2020 CEO Pay

Adjusted SCT Pay	Realized Pay
$5,837,679	$5,338,746

Mr. Gorman’s Realized Pay for 2020 consisted of the following elements.

2020 ($)
Base salary received	$927,692
Annual incentive payments	$1,710,000
Restricted stock units vesting	$1,369,196
Performance share vesting	$1,247,058
Stock option exercise	$84,800
Total	$5,338,746

The preceding information is not a substitute for the information required to be contained in the SCT but provides additional information with regard to our CEO’s pay. For purposes of this “CEO Realized Pay” section, we define:

•

“Adjusted SCT” Pay as the compensation reported in the SCT for the applicable year (i.e., 2020), adjusted by excluding “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not Realizable Pay or that will never become Realized Pay or which will not become Realized Pay until termination of employment or later, and do not have a realizable value. Note that the long-term incentive portion of Mr. Gorman’s Adjusted SCT Pay for 2020 reflects long-term incentives granted with respect to Mr. Gorman’s performance in 2019 as our President and Chief Operating Officer.

•

“Realized Pay” as the sum of (i) actual base salary and incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock units, or exercise of stock options, in each case occurring during the applicable year. Note that equity grants made to Mr. Gorman and included in his Realized Pay were awarded to Mr. Gorman prior to his becoming our CEO (including with respect to his service as our President and Chief Operating Officer).

Other Elements of Compensation

Perquisites

The perquisites currently made available to all Named Executive Officers include an annual executive physical, a tax and financial planning perquisite, with a set per participant cost to Key, and home security monitoring for a subset of executive officers. The executives who receive security monitoring were determined by Key’s Corporate Security team based on an assessment of the executive’s profile, the potential risks posed to the executive, and the risks to Key if a crime were to occur. We also provided Ms. Mooney with residential security services and, in some instances, required that she use a secure automobile and professionally trained driver as a matter of security. Ms. Mooney compensated Key for the cost of the automobile and driver when used solely for personal purposes. As of July 2020, Mr. Gorman has elected not to continue the use of a car and driver for personal use, which was supported by our Compensation Committee. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer.

Retirement Programs

Our Named Executive Officers are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. The 401(k) Savings Plan provides for matching contributions up to 100% of the amount deferred, up to 6% of eligible pay and a discretionary profit sharing contribution on participants’ eligible compensation, each subject to applicable Internal Revenue Service (“IRS”) limitations. The Compensation Committee established the profit sharing contribution for 2020 at 1% of a participant’s eligible earnings.

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Compensation Discussion and Analysis

Our Named Executive Officers also are eligible to participate in our non-qualified Second Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. There are no mandatory company matching contributions under the Second Deferred Savings Plan, but Key has the ability to make discretionary company contributions to participant accounts under the Second Deferred Savings Plan. We eliminated company matching contributions to the Deferred Savings Plan (the predecessor to the Second Deferred Savings Plan) in 2019.

Beginning with performance awards granted in 2019, Named Executive Officers are also eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides select executives (including Named Executive Officers) the ability to defer receipt of a portion of their performance award beyond the original vesting date to a date not sooner than their termination date.

The matching and profit sharing contributions made to the 401(k) Savings Plan and any matching contributions made to the Deferred Savings Plan on behalf of the Named Executive Officers are included in the “All Other Compensation” column to the 2020 Summary Compensation Table on page 42 of this proxy statement.

Mss. Mooney and Mago and Messrs. Gorman and Paine participated in our Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which we froze effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2020 Pension Benefits Table beginning on page 50 of this proxy statement.

Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all of our employees, including our Named Executive Officers, and provides separation pay upon termination as a result of a reduction in staff. The amount of separation pay provided under the KeyCorp Separation Pay Plan may not exceed 52 weeks of separation pay, capped at an amount equal to two times the limit in effect under Section 401(a)(17) of the Internal Revenue Code for the year of separation (that cap was $570,000 in 2020). In addition, in the event of a termination of employment in connection with which we enter into a separation agreement with an executive officer (which we refer to as a “Termination Under Limited Circumstances”), our executive officers, including our Named Executive Officers, would be eligible to receive a similar separation pay benefit of up to 52 weeks of severance pay, and such other payments and benefits as may be negotiated at the time of separation and set out in the separation agreement. Our separation practices for executive officers are described in the Potential Payments Upon Termination or Change of Control table on page 53 of this proxy statement.

Change of Control Agreements

Each Named Executive Officer has entered into a Change of Control Agreement with us. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee and the Board of Directors each believes that it is in the best interests of shareholders to ensure that our Named Executive Officers are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. The Compensation Committee believes that most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on page 53 of this proxy statement.

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

Peer Group

In setting compensation for our Named Executive Officers, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels, but uses it as a basis for validating relative competitive pay for our Named Executive Officers. The Compensation Committee also considers market conditions, promotions, individual performance, survey data, and other relevant circumstances as it determines our Named Executive Officers’ compensation levels.

For 2020, the Compensation Committee decided to continue to use the same Peer Group as 2019. This Peer Group was identified based on a multi-dimensional review, focusing on regional bank peers and considering factors such as the

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Compensation Discussion and Analysis

regulatory environment and expectations, as well as relative asset size, revenue, and market capitalization. Although we consider the Peer Group listed below to generally be the best group of comparators for compensation purposes, differences in business model and focus areas for each member of the Peer Group may cause challenges in making comparisons among members of the Peer Group. For example, Key’s distinctive commercial and investment banking capabilities focused on middle-market clients often lead Key to compete with large universal banks and boutique investment firms, rather than the peers identified below. In addition, our commercial and investment banks often compete on a national scale, and leaders of those lines of business are aligned with higher relative pay expectations as a result of our need to attract and retain top talent in these areas.

The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2020 Peer Group are listed below in alphabetical order.

•	Citizens Financial Group, Inc.

•	Comerica Incorporated

•	Fifth Third Bancorp

•	Huntington Bancshares Incorporated
•	M&T Bank Corporation

•	The PNC Financial Services Group, Inc.

•	Regions Financial Corporation
•	Truist Financial Corporation

•	U.S. Bancorp

•	Zions Bancorporation

As of December 31, 2020, the average asset size, full year revenue, and market capitalization of the Peer Group compared to our asset size, total revenue, and market capitalization is set forth in the table below:

Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our CEO, with input from the full Board, and reviews and approves the compensation of a select group of other executives, including the Named Executive Officers. The Compensation Committee, as part of its oversight of the management and organizational structure of Key, annually reviews KeyCorp’s management succession plan for the CEO and other senior executives and oversees leadership development and diversity and inclusion efforts.

Our CEO attends Compensation Committee meetings and provides information and input about the pay levels and performance of our Named Executive Officers, other than himself. The Compensation Committee regularly meets in executive session, during which no member of management is present, to discuss the recommendations and approve pay actions for our Named Executive Officers, including our CEO.

Compensation Consultant

The Compensation Committee has retained the services of CAP, an independent executive compensation advisory firm. At the Compensation Committee’s request, CAP provides it with information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of our Named Executive Officers remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2020 did not raise a conflict of interest and that CAP is independent.

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Compensation Discussion and Analysis

Tally Sheets

The Compensation Committee reviews Tally Sheets annually for our Named Executive Officers, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in similar positions at companies in our Peer Group. This practice allows the Compensation Committee to evaluate the total compensation package provided to our Named Executive Officers and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

Stock Ownership Guidelines

We impose robust stock ownership guidelines, ranging from six times base salary for our CEO, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. As of February 28, 2021, all of our currently employed Named Executive Officers, including our current CEO, satisfied his or her share ownership requirements. Executives are encouraged to meet our stock ownership guidelines within three years and are required to comply within five years. Ms. Mooney is no longer subject to our stock ownership guidelines.

In furtherance of these guidelines, we subject shares earned through our long-term incentive compensation program to post-vesting holding requirements, so that each Named Executive Officer must hold the net shares acquired upon vesting of equity awards until he or she satisfies our stock ownership guidelines. Further, our insider trading policy requires that our CEO notify the Chair of the Compensation Committee before he engages in any discretionary transactions involving our shares and does not permit the use of so-called “10b5-1” trading plans for our executive officers.

Consideration of Our Say-on-Pay Shareholder Vote

We continue to receive strong shareholder support for our Named Executive Officers’ compensation program, as reflected in the results of our annual “say-on-pay” proposals, which has received an average of 93% support over the past five years. We view the results of our say-on-pay votes as evidence that our executive compensation program provides pay for performance and appropriately aligns the interests of our Named Executive Officers with those of our shareholders.

Shareholder Outreach

Key maintains an active shareholder engagement program through which we periodically receive feedback from and have discussions with investors around our compensation philosophy and structure. These continuing conversations with our investors help us better understand matters of importance to our investors regarding our executive compensation program and help us to shape our pay-for-performance strategy. For more information, please see “Shareholder Engagement” on pages 17 and 18 of this proxy statement.

Compensation Committee Independence, Interlocks and Insider Participation

The current members of the Compensation Committee are Bruce D. Broussard, Alexander M. Cutler, Barbara R. Snyder (Chair), and Todd J. Vasos, each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the New York Stock Exchange, and the heightened independence standards required of Compensation Committee members by the New York Stock Exchange. No member of the Compensation Committee is a current, or during 2020 was, a former officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2020, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2020, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Tax and Accounting Considerations

In structuring our executive compensation program, the Compensation Committee takes into account the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, the Tax Cuts and Jobs Act, enacted in December 2017, included a number of significant changes to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible, to the extent that it exceeds $1,000,000 in the applicable taxable year. As has historically been the case, the Compensation Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

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Compensation Discussion and Analysis

Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our Annual Incentive Plan and for purposes of determining the vesting of performance awards. The financial goals are defined as follows:

•

Adjusted Cumulative EPS (non-GAAP measure): Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding, adjusted to remove the impact of the change in loan and lease loss provision.

•

Adjusted Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock, adjusted to remove the impact of the change in loan and lease loss provision.

•

Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

•

Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, less average purchased credit card relationships, less average preferred stock, and subject to additional adjustments as applicable and as described above.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•	Tangible Common Equity (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, less purchased credit card relationships, less preferred stock.

•

Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2020, the last 20 trading days of 2019) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Cash Efficiency Ratio, EPS, PPNR, and Return on Tangible Common Equity also exclude notable items. There were no notable items in 2020. A reconciliation of GAAP to non-GAAP financial measures and the identification of notable items can be found on pages 14 and 24, respectively, of our Fourth Quarter 2020 Earnings Release attached as Exhibit 99.1 to Form 8-K filed on January 21, 2021.

In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

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Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 23 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Bruce D. Broussard

Alexander M. Cutler

Barbara R. Snyder (Chair)

Todd J. Vasos

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Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2020 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by the Named Executive Officers with respect to the years ended December 31, 2020, 2019, and 2018, to the extent applicable. Ms. Mago was not a Named Executive Officer in 2019 and 2018. Therefore, her compensation for those years is not included in the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($) (See chart below)(7)	Total ($)

Christopher M. Gorman Chairman and CEO	2020	927,692	—	2,879,987	320,000	1,710,000	25,425	27,551	5,890,655
	2019	776,923	—	2,519,987	279,999	1,360,000	27,398	19,600	4,983,907
	2018	700,000	—	2,339,968	259,999	1,700,000	25,636	34,780	5,060,383

Donald R. Kimble CFO, CAO and Vice Chair	2020	800,000	—	2,479,965	219,999	1,900,000	—	19,500	5,419,914
	2019	776,923	—	2,119,971	179,997	1,200,000	—	32,800	4,309,691
	2018	688,462	—	1,394,971	154,998	1,200,000	—	35,500	3,473,931

Andrew J. “Randy” Paine III Head of Institutional Bank	2020	600,000	—	2,069,978	229,998	1,450,000	19,533	19,950	4,389,459
	2019	576,923	—	1,799,975	199,998	1,280,000	21,048	32,800	3,910,744
	2018	500,000	—	1,709,998	189,998	1,500,000	19,695	50,202	3,969,893

Amy G. Brady Chief Information Officer	2020	700,000	—	2,259,967	139,999	1,075,000	—	22,171	4,197,137
	2019	688,462	—	1,259,984	139,998	880,000	—	32,800	3,001,244
	2018	650,000	—	899,972	99,999	1,100,000	—	54,403	2,804,374

Angela G. Mago Head of Commercial Bank	2020	600,000	—	1,439,975	160,000	1,150,000	13,195	19,950	3,383,120
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—

Beth E. Mooney Former Chairman and CEO	2020	455,366	833,000	9,599,972	—	—	2,746	621,807	11,512,891
	2019	1,200,000	—	5,741,984	637,998	2,000,000	4,880	79,126	9,663,988
	2018	1,153,846	—	4,792,497	532,495	2,500,000	4,565	81,067	9,064,470

(1)	For Ms. Mooney, includes $16,904 in accrued paid time off.

(2)

As previously disclosed on Form 8-K filed on May 1, 2020, in connection with Ms. Mooney’s retirement and in recognition of her performance in 2020, including with respect to the successful transition of the role of Chairman and Chief Executive Officer to Mr. Gorman, on April 28, 2020, the Compensation Committee approved payment of a pro-rata portion of Ms. Mooney’s target incentives for the 2020 performance year, consisting of a payment of $833,000 in cash on May 1, 2020, and a grant of restricted stock units on that date with a value of $2,100,000. The amount reported in the Bonus column reflects the cash payment of $833,000 to Ms. Mooney representing a pro-rated 2020 annual incentive award target based on the portion of 2020 Ms. Mooney served as our Chairman and Chief Executive Officer.

(3)

Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 17 to the Consolidated Financial Statements contained in our 2020 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 24, 2020, Mss. Brady and Mago and Messrs. Gorman and Paine received stock awards consisting of a target number of cash performance shares and restricted stock units representing 50% and 40%, respectively, of each executive’s long-term incentive opportunity for the 2020 annual grant cycle. On February 24, 2020, Mr. Kimble received stock awards consisting of a target number of performance shares (two-thirds cash-settled, one-third stock-settled) and restricted stock units representing 59% and 33%, respectively, of his long-term incentive award opportunity for the 2020 annual grant cycle. On February 24, 2020, and in connection with her previously announced retirement, Ms. Mooney received restricted stock units representing 100% of her long-term incentive award opportunity for the 2020 annual grant cycle. The 2020 annual grant cycle reflects grants made in respect of the 2019 performance year during which Ms. Mooney served as CEO for the full year. The target number of cash performance shares, stock-settled performance shares, and/or restricted stock units (as applicable) awarded to each Named Executive Officer was determined by

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            Compensation of Executive Officers and Directors

dividing the dollar amount of the Named Executive Officer’s cash performance share and restricted stock unit awards by the grant date closing price of our common shares (rounded down to the nearest whole share). On February 24, 2020, the closing price of our common shares was $18.98.

As described in footnote 1 above, in connection with Ms. Mooney’s retirement and in recognition of her performance in 2020, the Compensation Committee approved payment of a pro-rata portion of Ms. Mooney’s target incentives for the 2020 performance year, including a grant of restricted stock units on May 1, 2020, with a value of $2,100,000. The award of restricted stock units granted to Ms. Mooney on May 1, 2020, was based on the 120-day average closing price of $15.15.

The amount reported for Ms. Brady as a stock award in 2020 includes an additional long-term incentive grant of restricted stock units granted to her on February 24, 2020, based on the grant date closing price of our common shares as described above.

Additional information about the stock awards granted to our Named Executive Officers in 2020 can be found in the 2020 Grants of Plan-Based Awards Table on page 45 of this proxy statement.

If our performance during the measurement period resulted in the maximum number of 2020 cash performance shares vesting, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table. The stock-settled performance shares granted to Mr. Kimble in 2020 do not have maximum or threshold payout levels and will be earned in full at the target level if the applicable performance objective is met or exceeded.

Named Executive Officer	Grant Date Fair Value of Performance Shares at Maximum Award ($)
Christopher M. Gorman	$2,399,993
Donald R. Kimble	$2,149,969
Andrew J. “Randy” Paine III	$1,724,969
Amy G. Brady	$1,049,973
Angela G. Mago	$1,199,982
Beth E. Mooney	—

(4)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options using the Black-Scholes option pricing model. On February 24, 2020, each Named Executive Officer (other than Ms. Mooney) received a long-term incentive award consisting, in part, of an award of nonqualified stock options. See Note 17 to the Consolidated Financial Statements contained in our 2020 Annual Report for an explanation of the assumptions made in valuing stock options granted to our Named Executive Officers in 2020.

(5)

Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each Named Executive Officer (other than Ms. Mooney) for the applicable year. The pro-rated 2020 annual incentive amount paid to Ms. Mooney in cash upon her retirement is reported in the Bonus column of this Summary Compensation Table.

(6)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Mss. Mooney and Mago and Messrs. Gorman and Paine under the frozen Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the Named Executive Officers, effective December 31, 2009, as described in the narrative to the 2020 Pension Benefits Table beginning on page 50 of this proxy statement. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

43

Compensation of Executive Officers and Directors

(7)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column.

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Transportation ($)(c)	Financial Planning ($)(d)	Insurance Policy ($)(e)	Executive Benefits ($)(f)	Matching Contribution ($)(g)	Profit Sharing ($)(h)	Total ($)
Christopher M. Gorman	3,264	2,278	1,854	—	205	—	17,100	2,850	27,551
Donald R. Kimble	—	—	—	—	—	—	17,100	2,850	19,950
Andrew J. “Randy” Paine III	—	—	—	—	—	—	17,100	2,850	19,950
Amy G. Brady	—	2,221	—	—	—	—	17,100	2,850	22,171
Angela G. Mago	—	—	—	—	—	—	17,100	2,850	19,950
Beth E. Mooney	—	—	15,990	9,105	—	579,612	17,100	—	621,807

(a)	The maximum benefit utilized by any Named Executive Officer was $3,264. For privacy reasons, this amount is shown for Mr. Gorman, regardless of actual usage.

(b)

Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Mr. Gorman and select executives. Under this program, we pay for certain security upgrades and ongoing monitoring.

(c)

The Compensation Committee has authorized, and in some instances required, Mr. Gorman and Ms. Mooney (prior to her retirement) to use a secure automobile and professionally-trained driver for business and personal travel. Mr. Gorman reimburses us, and prior to her retirement, Ms. Mooney reimbursed us, for the cost of the automobile and driver when used solely for personal purposes. The amount for Ms. Mooney also includes the cost for personal use of Key’s corporate aircraft totaling $769. In September 2020, the Compensation Committee approved the elimination of the car and driver benefit.

(d)

The Compensation Committee approved a tax and financial planning perquisite, which was introduced in 2016. The amount shown in this column represents the cost to Key for any Named Executive Officer who utilized this benefit.

(e)	The amount in this column reflects the premium cost of a disability insurance policy for Mr. Gorman.

(f)

As previously disclosed, under the terms of the letter agreement entered into at the time of her retirement as Chairman and CEO on May 1, 2020, Ms. Mooney is entitled to receive payment or reimbursement of tax and financial planning services through December 31, 2023, and access to an administrative assistant and IT support through December 31, 2025. The amount reported in the “Executive Benefits” column above consists of $52,500 for the estimated incremental cost of post-retirement tax and financial planning services to be provided to Ms. Mooney and $527,112 for the estimated incremental cost of post-retirement access to an administrative assistant and IT support to be provided to Ms. Mooney.

(g)	The amounts in this column consist of Company contributions to the qualified 401(k) Savings Plan. For more information about this plan, see page 36 of this proxy statement.

(h)

Employees participating in our 401(k) Savings Plan may receive a discretionary profit-sharing contribution equal to a percentage of their plan-eligible compensation. The contribution percentage is determined annually by the Compensation Committee. For 2020, the profit-sharing contribution to this plan was 1.0%. For more information about this plan, see page 36 of this proxy statement.

44

Compensation of Executive Officers and Directors

2020 Grants of Plan-Based Awards Table

	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

Christopher M. Gorman			950,000	1,900,000	3,800,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	42,150	84,299	126,449	—	—	—	1,599,995

	2/24/20	2/24/20	—	—	—	—	—	—	—	108,108	18.98	320,000

	2/24/20	2/24/20	—	—	—	—	—	—	67,439	—	—	1,279,992

Donald R. Kimble			950,000	1,900,000	3,800,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	28,978	57,955	86,933	—	—	—	1,099,986

	2/24/20	2/24/20	—	—	—	—	26,343	—	—	—	—	499,990

	2/24/20	2/24/20	—	—	—	—	—	—	—	74,324	18.98	219,999

	2/24/20	2/24/20							46,364			879,989

Andrew J. “Randy” Paine III			800,000	1,600,000	3,200,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	30,295	60,589	90,884	—	—	—	1,149,979

	2/24/20	2/24/20	—	—	—	—	—	—	—	77,702	18.98	229,998

	2/24/20	2/24/20	—	—	—	—	—	—	48,472	—	—	919,999

Amy G. Brady			600,000	1,200,000	2,400,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	18,440	36,880	55,320	—	—	—	699,982

	2/24/20	2/24/20	—	—	—	—	—	—	—	47,279	18.98	139,999

	2/24/20	2/24/20	—	—	—	—	—	—	29,504	—	—	559,986

	2/24/20	2/24/20	—	—	—	—	—	—	52,687	—	—	999,999

Angela G. Mago			650,000	1,300,000	2,600,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	21,075	42,149	63,224	—	—	—	799,988

	2/24/20	2/24/20	—	—	—	—	—	—	—	54,054	18.98	160,000

	2/24/20	2/24/20	—	—	—	—	—	—	33,719	—	—	639,987

Beth E. Mooney			1,250,000	2,500,000	5,000,000	—	—	—	—	—	—	—

	2/24/20	2/24/20	—	—	—	—	—	—	395,152	—	—	7,499,985

	5/1/20	4/28/20	—	—	—	—	—	_—	138,613	—	—	2,099,987

(1)

Amounts reported as “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the individual annual incentive opportunity each of the Named Executive Officers could receive at threshold (50% of target), at target, and at maximum (200% of target) performance for the one-year performance period ended December 31, 2020. The maximum individual opportunity that any Named Executive Officer can earn is different than the maximum funding level of our Annual Incentive Plan described in the Compensation Discussion and Analysis section of this proxy statement. For the Named Executive Officers other than Ms. Mooney, actual annual incentive payments are reflected in “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table on page 42 of this proxy statement. Ms. Mooney retired from KeyCorp on May 1, 2020, and the pro-rated 2020 target annual incentive amount paid to Ms. Mooney in cash upon her retirement is reported in the “Bonus” column in the 2020 Summary Compensation Table on page 42 of this proxy statement.

(2)

Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column reflect the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of cash performance shares that each Named Executive Officer (other than Ms. Mooney) could earn for the three-year performance period beginning on January 1, 2020, and ending December 31, 2022. Our performance share awards are discussed in the Compensation Discussion and Analysis section of this proxy statement. The dollar value awarded to each of the Named Executive Officers (other than Ms. Mooney) as cash performance shares was converted into a book entry target number of phantom shares that track our stock price and pay out in the form of cash. The price at which the cash performance shares were converted into phantom shares was based on the grant date closing price of our common shares of $18.98. Please see footnote 2 to the 2020 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. For Mr. Kimble, this column also reflects his grant of stock-settled performance shares on February 24, 2020, which cliff vest on February 17, 2023, subject to our performance against a performance condition as described in the Compensation Discussion and Analysis section of this proxy statement. Mr. Kimble’s stock-settled performance shares do not have maximum or threshold payout levels and will be earned in full at the target level if the applicable performance objective is met or exceeded. All performance shares earn dividend equivalents on the target number of shares, which are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying performance shares.

(3)

Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the Named Executive Officers during 2020. The restricted stock units granted on February 24, 2020, generally vest in four equal annual installments following the grant date. Ms. Mooney received an additional long-term incentive grant of restricted stock units on May 1, 2020, which will continue to vest in four annual equal installments following her retirement on that date. Ms. Brady received an additional long-term incentive grant of restricted stock units on February 24, 2020, 100% of which vests three years following the grant date.

(4)

Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the Named Executive Officers (except Ms. Mooney) on February 24, 2020. Stock options granted in 2020 vest in four equal annual installments following the grant date.

45

Compensation of Executive Officers and Directors

(5)

We set the exercise price of all stock options using the grant date closing price of our common shares of $18.98. Please see footnote 2 to the 2020 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options.

(6)

Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 17 to the Consolidated Financial Statements contained in our 2020 Annual Report.

The impact of terminations and a change of control on the Grants of Plan-Based Awards is shown in more detail in the Potential Payments Upon Termination or Change of Control table on page 53 of this proxy statement.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each Named Executive Officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2020, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2020, and (iii) each award of performance shares or cash performance shares that had not vested and remained outstanding as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher M. Gorman	5/19/2011	148,442	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	235,215	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	53,521	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	38,022	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	57,736	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	112,149	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	39,130	13,043	18.96	2/20/2027

	2/19/2018	25,391	25,390	21.02	2/19/2028

	2/18/2019	22,802	68,403	17.51	2/18/2029

	2/24/2020	—	108,108	18.98	2/24/2030

	Aggregate non- option awards	—	—	—	—	228,188	3,744,565	220,698	3,621,654

Donald R. Kimble	2/17/2014	22,813	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	30,023	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	70,093	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	24,496	8,152	18.96	2/20/2027	—	—	—	—

	2/19/2018	15,137	15,136	21.02	2/19/2028	—	—	—	—

	2/18/2019	14,658	43,973	17.51	2/18/2029	—	—	—	—

	2/24/2020	—	74,324	18.98	2/24/2030	—	—	—	—

	Aggregate non- option awards	—	—	—	—	145,420	2,386,342	205,020	3,364,378

Andrew J. “Randy” Paine III	3/2/2012	39,919	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	12,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	13,307	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	21,362	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	89,953	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	29,348	9,782	18.96	2/20/2027	—	—	—	—

	2/19/2018	18,555	18,554	21.02	2/19/2028	—	—	—	—

	2/18/2019	16,287	48,859	17.51	2/18/2029	—	—	—	—

	2/24/2020	—	77,702	18.98	2/24/2030

	Aggregate non- option awards	—	—	—	—	165,311	2,712,754	158,036	2,593,371

46

Compensation of Executive Officers and Directors

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Amy G. Brady	3/1/2013	14,084	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	10,456	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	13,856	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	30,373	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	10,598	3,532	18.96	2/20/2027	—	—	—	—

	2/19/2018	9,766	9,765	21.02	2/19/2028	—	—	—	—

	2/18/2019	11,401	34,201	17.51	2/18/2029	—	—	—	—

	2/24/2020	—	47,297	18.98	2/24/2030

	Aggregate non- option awards	—	—	—	—	151,771	2,490,562	104,784	1,719,505

Angela G. Mago	3/1/2011	5,957	—	9.26	3/1/2021	—	—	—	—

	3/2/2012	13,709	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	5,352	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	3,612	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	15,011	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	62,850	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	17,120	5,706	18.96	2/20/2027	—	—	—	—

	2/19/2018	11,230	11,230	21.02	2/19/2028	—	—	—	—

	2/18/2019	11,197	33,591	17.51	2/18/2029	—	—	—	—

	2/24/2020	—	54,054	18.98	2/24/2030	—	—	—	—

	Aggregate non- option awards	—	—	—	—	107,532	1,764,600	109,172	1,791,513

Beth E. Mooney	2/17/2014	76,045	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	92,378	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	205,607	—	10.49	5/1/2025	—	—	—	—

	2/20/2017	71,739	23,913	18.96	5/1/2025

	2/19/2018	52,002	52,001	21.02	5/1/2025	—	—	—	—

	2/18/2019	51,955	155,862	17.51	5/1/2025	—	—	—	—

	Aggregate non- option awards	—	—	—	—	892,076	14,638,967	300,025	4,923,410
(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2020.

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2020. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date.

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Christopher M. Gorman	2/20/2017	13,043	2/17/2021

	2/19/2018	25,390	2/17/2021, 2/17/2022

	2/18/2019	68,403	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	108,108	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Donald R. Kimble	2/20/2017	8,152	2/17/2021

	2/19/2018	15,136	2/17/2021, 2/17/2022

	2/18/2019	43,973	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	74,324	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Andrew J. “Randy” Paine III	2/20/2017	9,782	2/17/2021

	2/19/2018	18,554	2/17/2021, 2/17/2022

	2/18/2019	48,859	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	77,702	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Amy G. Brady	2/20/2017	3,532	2/17/2021

	2/19/2018	9,765	2/17/2021, 2/17/2022

	2/18/2019	34,201	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	47,297	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

47

Compensation of Executive Officers and Directors

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Angela G. Mago	2/20/2017	5,706	2/17/2021

	2/19/2018	11,230	2/17/2021, 2/17/2022

	2/18/2019	33,591	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	54,054	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Beth E. Mooney	2/20/2017	23,913	2/17/2021

	2/19/2018	52,001	2/17/2021, 2/17/2022

	2/18/2019	155,862	2/17/2021, 2/17/2022, 2/17/2023

(3)	This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date.

(4)

This column shows the aggregate number of restricted stock units outstanding as of December 31, 2020, and the number of 2018 performance shares or cash performance shares earned based on performance of 88.1% through December 31, 2020, that remain outstanding as of that date. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Christopher M. Gorman	2/20/2017	14,622	2/17/2021

	2/19/2018	61,675	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	28,002	2/17/2021, 2/17/2022

	2/18/2019	52,669	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	71,220	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Donald R. Kimble	2/20/2017	9,138	2/17/2021

	2/19/2018	36,768	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	16,693	2/17/2021, 2/17/2022

	2/18/2019	33,858	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	48,963	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Andrew J. “Randy” Paine III	2/20/2017	10,966	2/17/2021

	2/19/2018	45,071	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	20,463	2/17/2021, 2/17/2022

	2/18/2019	37,621	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	51,190	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Amy G. Brady	2/20/2017	3,960	2/17/2021

	2/20/2017	189	2/17/2021

	2/19/2018	23,721	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	10,769	2/17/2021, 2/17/2022

	2/18/2019	26,333	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	55,641	2/24/2023	100% vests 3 years from the grant date.

	2/24/2020	31,158	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Angela G. Mago	2/20/2017	6,396	2/17/2021

	2/19/2018	27,279	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	12,385	2/17/2021, 2/17/2022

	2/18/2019	25,863	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	35,609	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

Beth E. Mooney	2/20/2017	26,806	2/17/2021

	2/19/2018	126,316	2/17/2021	Performance shares vest in full on 2/17/2021.

	2/19/2018	57,351	2/17/2021, 2/17/2022

	2/18/2019	120,010	2/17/2021, 2/17/2022, 2/17/2023

	2/24/2020	417,306	2/24/2021, 2/24/2022, 2/24/2023, 2/24/2024

	5/1/2020	144,287	5/1/2021, 5/1/2022, 5/1/2023, 5/1/2024

(5)

This column shows the aggregate number of performance shares or cash performance shares outstanding and shown at the maximum value of 150% for 2019 cash performance shares and at the target level of 100% for 2020 cash performance shares based on performance as of December 31, 2020, other than the 2018 award of performance shares or cash performance shares which were earned based on performance between 2018 and 2020, vested in full on February 17, 2021, and are shown in the prior column as described in footnote 4. This column also includes the share-settled performance awards granted to Mr. Kimble in 2019 and 2020. The vesting dates for each award of performance shares or cash performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

48

Compensation of Executive Officers and Directors

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Christopher M. Gorman	2/18/2019	131,673	2/17/2022
	2/24/2020	89,025	2/17/2023
Donald R. Kimble	2/18/2019	84,645	2/17/2022
	2/24/2020	61,204	2/17/2023
	2/18/2019	31,351	3/1/2022
	2/24/2020	27,820	2/17/2023
Andrew J. “Randy” Paine III	2/18/2019	94,050	2/17/2022
	2/24/2020	63,986	2/17/2023
Amy G. Brady	2/18/2019	65,836	2/17/2022
	2/24/2020	38,948	2/17/2023
Angela G. Mago	2/18/2019	64,660	2/17/2022
	2/24/2020	44,512	2/17/2023
Beth E. Mooney	2/18/2019	300,025	2/17/2022

2020 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2020, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(8)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher M. Gorman	40,000	84,800	2/17/2020(1)	25,669	506,444

	—	—	2/17/2020(2)	13,846	273,174

	—	—	2/17/2020(3)	13,258	261,576

	—	—	2/17/2020(4)	16,625	328,002

	—	—	2/17/2020(5)	63,206	1,247,058

				132,604	2,616,254

Donald R. Kimble	—	—	2/17/2020(1)	16,043	316,533

	—	—	2/17/2020(2)	8,653	170,728

	—	—	2/17/2020(3)	7,904	155,943

	—	—	2/17/2020(4)	10,687	210,860

	—	—	2/17/2020(5)	39,503	779,394

				82,790	1,633,458

Andrew J. “Randy” Paine III	—	—	2/17/2020(1)	30,884	609,336

	—	—	2/17/2020(2)	10,384	204,870

	—	—	2/17/2020(3)	9,689	191,154

	—	—	2/17/2020(4)	11,875	234,284

	—	—	2/17/2020(5)	47,404	935,289

				110,236	2,174,933

Amy G. Brady	—	—	2/17/2020(1)	6,952	137,159

	—	—	2/17/2020(2)	3,750	73,980

	—	—	2/17/2020(3)	5,099	100,600

	—	—	2/17/2020(4)	8,313	164,011

	—	—	2/17/2020(5)	17,118	337,739

	—	—	2/17/2020(6)	180	3,561

	—	—	2/20/2020(7)	19,229	384,973

				60,641	1,202,023

49

Compensation of Executive Officers and Directors

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(8)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Angela G. Mago	3,646	14,730	2/17/2020(1)	21,578	425,734

	—	—	2/17/2020(2)	6,058	119,516

	—	—	2/17/2020(3)	5,864	115,699

	—	—	2/17/2020(4)	8,164	161,078

	—	—	2/17/2020(5)	27,652	545,572

				69,316	1,367,599

Beth E. Mooney	—	—	2/17/2020(1)	47,061	928,504

	—	—	2/17/2020(2)	25,384	500,833

	—	—	2/17/2020(3)	27,153	535,735

	—	—	2/17/2020(4)	37,881	747,383

	—	—	2/17/2020(5)	115,878	2,286,264

				253,357	4,998,719

(1)	Mss. Mooney, Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 15, 2016, one-quarter of which vested on February 17, 2020.

(2)	Mss. Mooney, Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 20, 2017, one-quarter of which vested on February 17, 2020.

(3)	Mss. Mooney, Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 19, 2018, one-quarter of which vested on February 17, 2020.

(4)	Mss. Mooney, Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 18, 2019, one-quarter of which vested on February 17, 2020.

(5)

Mss. Mooney, Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of performance shares as part of our annual long-term incentive program on February 20, 2017, which were earned based on our performance between 2017 and 2019 and fully vested and were paid in shares on February 17, 2020.

(6)	Ms. Brady was required to defer a portion of her annual incentive award into restricted stock units on February 20, 2017, one-quarter of which vested and was paid in shares on February 17, 2020.

(7)	Ms. Brady received an additional grant of restricted stock units on February 20, 2017, one-third of which vested on February 20, 2020.

(8)

The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

2020 Pension Benefits Table

The following table presents information about the Named Executive Officers’ participation in KeyCorp’s defined benefit pension plans. Values for participating Named Executive Officers are reported as of December 31, 2020, except Ms. Mooney, for whom the reported Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan values reflect her benefit commencement dates of September 1, 2020, and May 1, 2020, respectively. Named Executive Officers who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Christopher M. Gorman	Consolidated Cash Balance Pension Plan	18	220,561

	Second Excess Cash Balance Pension Plan	18	723,313

Andrew J. “Randy” Paine III	Consolidated Cash Balance Pension Plan	16	220,639

	Second Excess Cash Balance Pension Plan	16	504,489

Angela G. Mago	Consolidated Cash Balance Pension Plan	22	389,546

	Second Excess Cash Balance Pension Plan	22	100,310

Beth E. Mooney	Consolidated Cash Balance Pension Plan	4	57,494	1,423

	Second Excess Cash Balance Pension Plan	4	108,831	5,330

50

Compensation of Executive Officers and Directors

KeyCorp previously maintained both a qualified Consolidated Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including Named Executive Officers, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2020, the Pension Plan’s interest crediting rate was 2.74%. For 2021, the Pension Plan’s interest crediting rate is 1.67%. Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. To be eligible to receive a distribution from the Excess Plan, a participant must be age 55 or older with a minimum of five years of vesting service. Participants who are involuntarily terminated for reasons other than for cause may receive a distribution of their Excess Plan benefits provided that, at the time of termination, the participant (i) has a minimum of 25 years of vesting service with KeyCorp and (ii) enters into an employment separation agreement (containing a full release with noncompete and nonsolicitation requirements) with us. Distributions are in the form of an annuity or actuarially equivalent installments (unless the participant’s benefit is under $50,000, in which case it is distributed as a single lump sum payment).

Ms. Mago and Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan, and Ms. Mooney participated in those plans prior to her retirement. Mr. Kimble and Ms. Brady do not participate in either of those plans.

2020 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the Named Executive Officers for 2020 under our Second Deferred Savings Plan (“SDSP”) and its predecessor, the Deferred Savings Plan (“DSP”). KeyCorp did not make any Company contributions to the SDSP or DSP in fiscal 2020.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Christopher M. Gorman – Deferred Savings Plan	—	—	(84,659)	—	7,149,432

Donald R. Kimble – Deferred Savings Plan	—	—	100,354	—	629,823

Donald R. Kimble – Second Deferred Savings Plan	40,000	—	13,707	—	95,519

Andrew J. “Randy” Paine III – Deferred Savings Plan	—	—	218,960	—	3,290,314

Andrew J. “Randy” Paine III – Second Deferred Savings Plan	252,000	—	57,867	—	372,052

Amy G. Brady – Deferred Savings Plan	—	—	228,247	—	1,864,808

Amy G. Brady – Second Deferred Savings Plan	413,000	—	129,819	—	656,533

Angela G. Mago – Deferred Savings Plan	—	—	262,554	—	1,768,199

Angela G. Mago – Second Deferred Savings Plan	157,500	—	46,800	—	266,952

Beth E. Mooney – Deferred Savings Plan	—	—	(76,284)	592,563	4,179,095

(1)

Executive contributions to the SDSP and the DSP in the last fiscal year are reflected in the 2020 Summary Compensation Table on page 42 of this proxy statement. KeyCorp did not make any Company contributions to the SDSP or DSP in fiscal 2020.

(2)

Aggregate earnings (losses) in the last fiscal year are not reflected in the 2020 Summary Compensation Table on page 42 of this proxy statement because the earnings (losses) were neither preferential nor above-market.

(3)

The aggregate balances at the last fiscal year-end represent the total ending account balance at December 31, 2020, for each Named Executive Officer under each of the SDSP and the DSP. The aggregate balances reported for the DSP include the following amounts that previously were reported in the Summary Compensation Table for prior fiscal years: Mr. Gorman’s executive contributions of $2,963,462, and KeyCorp contributions of $563,759; Ms. Mooney’s executive contributions of $2,851,753, and KeyCorp contributions of $859,920; Mr. Kimble’s executive contributions of $347,786, and KeyCorp contributions of $54,900; Mr. Paine’s executive contributions of $611,608, and KeyCorp contributions of $40,800; and Ms. Brady’s executive contributions of $1,326,589, and KeyCorp contributions of $40,500.

51

Compensation of Executive Officers and Directors

Second Deferred Savings Plan

KeyCorp maintains the SDSP, effective for deferrals on and after January 1, 2019. Eligible employees are designated by KeyCorp, and participating employees may defer up to 75% of their base salary, 75% of their incentive/commission payments, and 75% of their annual incentive awards under the SDSP. KeyCorp also has the discretion to provide company contributions (which may include matching contributions) under the SDSP. SDSP deferrals are invested on a bookkeeping basis as selected by the participant from a range of notional investment funds. Distributions of vested SDSP benefits are made in accordance with participant elections, either following the participant’s separation from service or on a specified “in-service” payment date during the participant’s employment. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested SDSP benefits are made following the employee’s separation from service.

Deferred Savings Plan

Prior to 2019, KeyCorp participating employees could elect to defer compensation and receive a matching contribution under the DSP. The DSP was closed to future deferrals upon the adoption of the SDSP. Participating employees were eligible to defer up to 50% of their base salary and up to 100% of their annual incentive awards (collectively referred to as “participant deferrals”) to the DSP once their compensation for the applicable plan year reached the IRS compensation limits for the year. We provided DSP participants with an employer match on the first 6% of participant deferrals under the DSP in excess of the IRS compensation limits, which employer match could not exceed 6% of the lesser of (i) $500,000 or (ii) the participant’s annual compensation, and was subject to a three-year vesting requirement. In 2019, the matching contribution to the DSP was eliminated. DSP account balances are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made following the employee’s separation from service.

Long-Term Incentive Deferral Plan

Beginning with performance share awards granted in 2019, executive officers are eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides our executive officers the ability to defer receipt of between 25% and 80% of their performance share award beyond the original vesting date to a date not sooner than their termination date. Performance share awards deferred under the Long-Term Incentive Deferral Plan will be credited to participant accounts after the awards are earned and vested, and no deferrals were credited to participant accounts under Long-Term Incentive Deferral Plan in 2020. Participant accounts under the Long-Term Incentive Deferral Plan will be credited with earnings on a bookkeeping basis based on the value of notional KeyCorp common shares, plus dividend equivalents to be credited (where applicable) consistent with the manner of crediting dividend equivalents pursuant to the terms of the applicable performance share award.

52

Compensation of Executive Officers and Directors

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that generally would be provided to the Named Executive Officers in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. We may also negotiate other benefits in connection with the termination of a Named Executive Officer’s employment. The table describes our 2020 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (2)	Stock Options	Restricted Stock Units (4)	Performance Awards	Nonqualified Pension Benefits (5)	Nonqualified Deferred Compensation (6)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration (3)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration (3)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee); all
expire at earlier
of five years or
normal expiration
(3)	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee),
distribution on
vesting dates	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee),
distribution on
					vesting date	Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service
Limited Circumstances	Up to 52 weeks salary continuation	Forfeited unless employed on payment date	Full vesting (unless otherwise determined by the Compensation Committee) on remaining vesting dates; all expire at earlier of five years or normal expiration (7)	Full vesting (unless otherwise determined by the Compensation Committee) and distribution on remaining vesting dates	Full vesting and distribution on vesting date	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO receives a three- times benefit) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting and immediate distribution	Full vesting (8)	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years (CEO receives three years) of matching contributions under qualified and nonqualified retirement plans

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a Named Executive Officer’s voluntary termination on or after age 55 with five years of service;

53

Compensation of Executive Officers and Directors

“Limited Circumstances” as a termination in which a Named Executive Officer becomes entitled to severance benefits either (i) under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff, or (ii) pursuant to a separation agreement entered into in connection with the termination. We may negotiate severance arrangements in the context of a Named Executive Officer’s termination which may include the benefits described above for a termination under “Limited Circumstances” or such other benefits as may be negotiated in connection with the termination.

“Change of Control Termination” as a Named Executive Officer’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

(2)

Notwithstanding the general rule of forfeiture, all employees are eligible to receive a discretionary prorated annual incentive earned for the year of termination, and we may also pay annual incentives earned with respect to performance in the immediately preceding year, to the extent unpaid at the time of termination.

(3)	Prior to 2013, vested stock options expired at the earlier of three years or normal expiration.

(4)

Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates as result of a Retirement or Limited Circumstances; however in the event of a termination of employment due to Death or Disability, any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full and be distributed immediately.

(5)	Please see the narrative to the 2020 Pension Benefits Table for more information about our nonqualified pension plans.

(6)	Please see the narrative to the 2020 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(7)	Prior to 2018, vested stock options expired at the earlier of three years or normal expiration.

(8)

Unvested awards that become vested due to a Change of Control Termination vest at target unless both the change of control and termination occur after the end of the performance period, in which case the amount of the award would be based on actual performance. The award would then be distributed immediately.

2020 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the Named Executive Officers (other than Ms. Mooney) assuming a termination of employment and/or Change of Control Termination on December 31, 2020, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 31, 2020, of $16.41 (less the applicable exercise price, in the case of stock options). The information reported below for Ms. Mooney reflects the compensation she received in connection with her retirement as Chairman and Chief Executive Officer effective May 1, 2020. The values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on May 1, 2020, of $11.07 (less the applicable exercise price, in the case of stock options).

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	—	2,732,470	4,050,188	—	—	6,782,658

Disability	—	—	—	2,732,470	4,050,188	—	—	6,782,658

Retirement (2)	—	—	—	1,807,226	2,995,089	—	—	4,802,315

Limited Circumstances (3)	1,000,000	—	—	2,732,470	4,050,188	—	—	7,782,658

Change of Control Termination (4)	9,028,385	—	—	2,732,470	4,050,188	—	51,300	15,862,343

(1)	The $16.41 closing price of KeyCorp common shares on December 31, 2020, was less than the exercise price of all of Mr. Gorman’s outstanding stock options that had not vested prior to that date.

(2)

Mr. Gorman is retirement eligible as he is at least age 60 with at least 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

54

Compensation of Executive Officers and Directors

(3)

In the event of a termination under Limited Circumstances, Mr. Gorman would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Gorman may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Donald R. Kimble

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	1,782,992	3,586,217	—	—	5,369,209
Disability	—	—	—	1,782,992	3,586,217	—	—	5,369,209
Retirement (2)	—	—	—	759,767	1,491,669	—	—	2,251,436
Limited Circumstances (3)	800,000	—	—	1,782,992	3,586,217	—	—	6,169,209
Change of Control Termination (4)	5,420,380	—	—	1,782,992	3,586,217	—	34,200	10,823,789

(1)	The $16.41 closing price of KeyCorp common shares on December 31, 2020, was less than the exercise price of all of Mr. Kimble’s outstanding stock options that had not vested prior to that date.

(2)	Mr. Kimble is retirement eligible as he is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards.

(3)

In the event of a termination under Limited Circumstances, Mr. Kimble would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Kimble may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Mr. Kimble is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Andrew J. “Randy” Paine

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)(2)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	1,973,129	2,918,427	504,489	—	5,396,045
Disability	—	—	—	1,973,129	2,918,427	504,489	—	5,396,045
Retirement (3)	—	—	—	—	—	—	—	—
Limited Circumstances (4)	600,000	—	—	1,973,129	2,918,427	—	—	5,491,556
Change of Control Termination (5)	4,431,506	—	—	1,973,129	2,918,427	504,489	34,200	9,861,751

(1)	The $16.41 closing price of KeyCorp common shares on December 31, 2020, was less than the exercise price of all of Mr. Paine’s outstanding stock options that had not vested prior to that date.

(2)	Mr. Paine would receive accelerated vesting and payment of his outstanding Excess Plan balance in the event of death, disability, or a Change of Control Termination.

(3)	Mr. Paine is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(4)

In the event of a termination under Limited Circumstances, Mr. Paine would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Paine may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(5)

Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

55

Compensation of Executive Officers and Directors

Amy G. Brady

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	2,101,314	1,801,211	—	—	3,902,525
Disability	—	—	—	2,101,314	1,801,211	—	—	3,902,525
Retirement (2)	—	—	—	—	—	—	—	—
Limited Circumstances (3)	700,000	—	—	2,101,314	1,801,211	—	—	4,602,525
Change of Control Termination (4)	3,822,583	—	—	2,101,314	1,801,211	—	34,200	7,759,308

(1)	The $16.41 closing price of KeyCorp common shares on December 31, 2020, was less than the exercise price of all of Ms. Brady’s outstanding stock options that had not vested prior to that date.

(2)	Ms. Brady is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(3)

In the event of a termination under Limited Circumstances, Ms. Brady would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Brady may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Ms. Brady is entitled to receive severance of two times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Angela G. Mago

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted StockUnits ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	—	1,316,958	1,945,936	—	—	3,262,894

Disability	—	—	—	1,316,958	1,945,936	—	—	3,262,894

Retirement (2)	—	—	—	560,779	1,115,060	—	—	1,675,839

Limited Circumstances (3)	600,000	—	—	1,316,958	1,945,936	—	—	3,862,894

Change of Control Termination (4)	3,831,506	—	—	1,316,958	1,945,936	—	34,200	7,128,600

(1)	The $16.41 closing price of KeyCorp common shares on December 31, 2020, was less than the exercise price of all of Ms. Mago’s outstanding stock options that had not vested prior to that date.

(2)

Ms. Mago is retirement eligible as she is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Ms. Mago is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(3)

In the event of a termination under Limited Circumstances, Ms. Mago would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Mago may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Ms. Mago is entitled to receive severance of two times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Beth E. Mooney

Termination Event(1)	Annual Incentive ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(4)	Performance Awards ($)(5)	Pension Benefits ($)(6)	Nonqualified Deferred Compensation ($)(7)	Other Benefits and Perquisites($)(8)	Totals ($)
Retirement	833,000	—	8,143,597	3,651,890	—	—	579,612	13,208,099

(1)	This table reflects the amounts actually paid or accrued in respect to Ms. Mooney’s May 1, 2020, retirement.

(2)	Reflects the pro-rated 2020 target incentive amount paid to Ms. Mooney in cash upon her retirement.

56

Compensation of Executive Officers and Directors

(3)	The $11.07 closing price of KeyCorp common shares on May 1, 2020, was less than the exercise price of all of Ms. Mooney’s outstanding stock options that had not vested prior to her retirement.

(4)

The value of Ms. Mooney’s restricted stock units at the date of her retirement, May 1, 2020. A portion of Ms. Mooney’s outstanding restricted stock units received full vesting as previously disclosed, while the remaining restricted stock units vested in full in accordance with terms of the applicable award agreement. All outstanding restricted stock units will continue to earn dividend equivalents up until the applicable vesting dates.

(5)

The value of Ms. Mooney’s performance shares at the date of her retirement, May 1, 2020. Ms. Mooney’s performance shares are subject to the achievement of the applicable performance goals, with values reported based on the target level for open performance cycles. All outstanding performance awards vested in full in accordance with terms of the applicable award agreement. Outstanding performance awards will continue to earn dividend equivalents up until the applicable vesting dates.

(6)

Ms. Mooney did not receive any pension enhancement in connection with her retirement. The benefits paid to Ms. Mooney under the Cash Balance and Second Excess Cash Balance Pension Plans in connection with her retirement are reported in the 2020 Pension Benefits Table on page 50 of this proxy statement.

(7)

Ms. Mooney did not receive any enhancement to her benefits under the Deferred Savings Plan in connection with her retirement. Ms. Mooney’s accrued benefits and payments received under the Deferred Savings Plan in 2020 are reported in the 2020 Nonqualified Deferred Compensation Table on page 51 of this proxy statement.

(8)

Reflects the estimated value of post-retirement tax and financial planning services through December 31, 2023, and post-retirement access to an administrative assistant and IT support through December 31, 2025.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal 2020, the median of the annual total compensation of all employees, excluding the CEO, is $67,571, calculated using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the 2020 Summary Compensation Table (“SCT”). For purposes of this pay ratio disclosure, the annual total compensation of Mr. Gorman, our CEO as of December 31, 2020, is $6,252,963. Because Mr. Gorman served as CEO for only a portion of the year, we determined his 2020 annual total compensation for purposes of this disclosure by annualizing the amounts reported for him in the “Salary” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table to reflect the base salary and annual incentive he would have earned for 2020 if he had served as CEO for the entire fiscal year ($1,000,000 and $2,000,000, respectively). The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 93 to 1.

In determining the CEO pay ratio for fiscal 2020, we used the same median employee who was identified as such for purposes of our 2020 proxy statement. As disclosed in our 2020 proxy statement, the median employee was identified from our employee population as of December 31, 2018, excluding all employees located outside of the United States (who represented less than 5% of our total employee population), and using wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

57

Compensation of Executive Officers and Directors

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Neither of Ms. Mooney nor Mr. Gorman, as an employee of KeyCorp, received in 2020 or will receive in 2021 any compensation for service as a director.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors, including by comparing our program to the amounts and forms of directors’ compensation payable at bank holding companies in our Peer Group (identified on page 38 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review and did so in connection with setting director compensation for 2021. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, to directors’ compensation. For 2021, the Nominating and Corporate Governance Committee recommended no changes to the existing amounts of directors’ compensation. Director compensation for 2020 and 2021 is described in the following table:

Annual Compensation Element	2020 ($)	2021 ($)
Cash Retainer	90,000	90,000
Deferred Share Award	130,000	130,000
Lead Director	40,000	40,000
Audit Committee Chair	40,000	40,000
Risk Committee Chair	40,000	40,000
Compensation and Organization Committee Chair	25,000	25,000
Technology Committee Chair	25,000	25,000
Nominating and Corporate Governance Committee Chair	20,000	20,000
Audit Committee Member	10,000	10,000
Risk Committee Member	10,000	10,000

Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Each non-employee director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan.

Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

58

Compensation of Executive Officers and Directors

2020 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2020. Ms. Mooney and Mr. Gorman, as employees of KeyCorp, were not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bruce D. Broussard	90,000	129,998	219,998
Charles P. Cooley	54,167	—	54,167
Gary M. Crosby	90,000	129,998	219,998
Alexander M. Cutler	150,000	129,998	279,998
H. James Dallas	125,000	129,998	254,998
Elizabeth R. Gile	130,000	129,998	259,998
Ruth Ann M. Gillis	100,000	129,998	229,998
William G. Gisel, Jr.	47,917	—	47,917
Robin N. Hayes	15,000	—	15,000
Carlton L. Highsmith	100,000	129,998	229,998
Richard J. Hipple	118,333	129,998	248,331
Kristen L. Manos	100,000	129,998	229,998
Devina A. Rankin	15,000	—	15,000
Barbara R. Snyder	104,583	129,998	234,581
Todd J. Vasos	45,000	—	45,000
David K. Wilson	100,000	129,998	229,998

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2020 as follows: William G. Gisel, Jr. (January to May) and Barbara R. Snyder (May to December), Compensation and Organization Committee Chair; Charles P. Cooley (January to May) and Richard J. Hipple (May to December), Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; H. James Dallas, Technology Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2020 as follows: H. James Dallas, Audit Committee Member; Ruth Ann M. Gillis, Risk Committee Member; Carlton L. Highsmith, Risk Committee Member; Richard J. Hipple, Audit Committee Member (January to May); Kristen L. Manos, Audit Committee Member; and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2020 as Lead Director.

(2)

Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 17 to the Consolidated Financial Statements of our 2020 Annual Report. On May 21, 2020, each director who was then serving received a grant of 12,138 fully vested deferred shares at a fair market value of $130,000 rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

59

Compensation of Executive Officers and Directors

As of December 31, 2020, the non-employee directors who served during 2020 and are listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards
Bruce D. Broussard	17,260
Charles P. Cooley	91,847
Gary M. Crosby	13,929
Alexander M. Cutler	62,330
H. James Dallas	13,929
Elizabeth R. Gile	61,633
Ruth Ann M. Gillis	35,890
William G. Gisel, Jr.	49,252
Robin N. Hayes	914
Carlton L. Highsmith	13,929
Richard J. Hipple	39,494
Kristen L. Manos	94,045
Devina A. Rankin	—
Barbara R. Snyder	144,771
Todd J. Vasos	3,279
David K. Wilson	35,659

60

Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2020 and 2019.

Services	2020 ($)	2019 ($)
Audit Fees (1)	6,193,000	7,316,000
Audit-Related Fees (2)	1,438,000	1,282,000
Tax Fees (3)	32,000	88,000
All Other Fees (4)	280,000	—
Total	7,943,000	8,666,000

(1)

Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2020 and 2019, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2020 and 2019, and audits of KeyCorp subsidiaries for fiscal years 2020 and 2019. The decrease in fees year over year related to additional procedures in 2019 related to the implementation of the accounting standard regarding Current Expected Credit Losses.

(2)

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2020 and 2019.

(3)

Aggregate fees billed for tax services. These services consisted of tax compliance services provided to certain investment funds managed by KeyCorp and tax compliance services provided to certain domestic and foreign subsidiaries of KeyCorp in 2020 and 2019.

(4)

Aggregate fees billed for products and services other than those described above. These products and services consisted of permissible advisory services. These services included support for KeyCorp’s LIBOR transition and regulatory reporting quality assurance program in 2020.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals during the year of the initial pre-approval. Services that are pre-approved in one year that extend into the subsequent year require pre-approval in the subsequent year. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2020, all services were pre-approved by the Audit Committee in accordance with this policy.

61

Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent audit firm, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent audit firm retained to audit KeyCorp’s consolidated financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards, issuing a report thereon, and auditing the effectiveness of KeyCorp’s internal controls over financial reporting. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. In assessing the external auditor’s independence, the Audit Committee considers non-audit fees and services provided by the external auditor. As part of the annual evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s Chief Risk Review Officer, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the Securities and Exchange Commission, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2021. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. In making this determination, the Audit Committee considers the impact to KeyCorp of changing external auditors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of KeyCorp and the results of Ernst & Young’s audit of KeyCorp’s internal controls over financial reporting for the year ended December 31, 2020 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the Critical Audit Matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2020, that was filed with the Securities and Exchange Commission.

Audit Committee of the KeyCorp Board of Directors:

Richard J. Hipple (Chair)

H. James Dallas

Kristen L. Manos

Devina A. Rankin

62

PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the consolidated financial statements of KeyCorp for the 2021 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

63

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2017 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is expected to occur at our 2023 Annual Meeting of Shareholders.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 93% of the KeyCorp common shares represented at the 2020 Annual Meeting of Shareholders. As discussed in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement, the Compensation Committee believes that the compensation of our Named Executive Officers for 2020 is reasonable and appropriate in light of the 2020 performance of the Company, is consistent with our pay-for-performance compensation philosophy, and helps to ensure the alignment of management’s interests with our shareholders’ interests to support long-term value creation.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

64

PROPOSAL FOUR: Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan

PROPOSAL FOUR: Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan

At the 2021 Annual Meeting, our shareholders will be asked to approve an amendment and restatement of the KeyCorp Amended and Restated Discounted Stock Purchase Plan (as amended, the “Discounted Stock Purchase Plan”) in order to increase the number of KeyCorp common shares available to be purchased by Key employees thereunder by four million shares. The Board of Directors amended and restated the Discounted Stock Purchase Plan on March 11, 2021, subject to shareholder approval at the 2021 Annual Meeting.

The Discounted Stock Purchase Plan is designed to provide employees of KeyCorp and its subsidiaries with an opportunity to purchase KeyCorp common shares through payroll deductions, at a 10% discount to the market price. KeyCorp believes the Discounted Stock Purchase Plan aligns employee and shareholder interests by providing an incentive to a broad base of eligible employees to increase their ownership of KeyCorp common shares.

As amended, the aggregate number of KeyCorp common shares that may be issued under the Discounted Stock Purchase Plan is increased by four million shares, to a total of eight million shares. The number of common shares available for issuance under the Discounted Stock Purchase Plan is subject to adjustment to reflect any change in KeyCorp’s outstanding shares by reason of a merger, consolidation, reorganization or other corporate transaction or by reason of a stock dividend, stock split, or other capital adjustment.

The full text of the Discounted Stock Purchase Plan, as amended, is set forth in Appendix A to this Proxy Statement, and the summary below is qualified in its entirety by reference to Appendix A.

Summary of the Discounted Stock Purchase Plan

Operation of the Plan

An employee may elect to have a portion of his or her compensation withheld, by after-tax payroll deduction, for purposes of purchasing KeyCorp common shares under the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides eligible KeyCorp employees (as described below) the right to purchase, on a monthly basis, KeyCorp common shares at a 10% discount. The purchases are made on the monthly “investment date,” which is the date on which KeyCorp pays a dividend or, if no dividend is paid in the month, on the fifteenth day of the month. If such date is a Saturday, Sunday or legal holiday, then the monthly investment date will be the preceding business day.

Payroll deductions will be retained by the “employee service unit” until the end of each calendar month. KeyCorp common shares sold to employees under the Discounted Stock Purchase Plan either will be purchased from KeyCorp or on the open market. If the shares are purchased from KeyCorp, the funds from payroll deductions will be invested on the investment date of the following month. If the shares are purchased from sources other than KeyCorp, the payroll deductions will be forwarded to the purchasing agent and will be invested as soon as practicable beginning on the investment date of the month following the month in which the payroll deduction was made, and must in all cases be invested within 35 days of the date on which the plan administrator receives the funds. No interest will be paid on any payroll deductions pending their investment.

Purchase Price

The purchase price for any common shares purchased from KeyCorp will be 90% of the mean between the highest and lowest reported sales prices of common shares on the New York Stock Exchange on the investment date or, if no prices are reported on the investment date, the average of the means between the highest and lowest sales prices on the nearest dates before and after the investment date on which sales prices are reported. The purchase price of common shares purchased on the open market (or from sources other than KeyCorp) will be 90% of the weighted average price paid by the purchasing agent in all such purchases. No commission or service charge will be paid by a participant in connection with purchases under the Discounted Stock Purchase Plan. As of March 19, 2021, the closing price per share of KeyCorp’s common shares was $[    ].

Limitations

For eligible employees participating in the Discounted Stock Purchase Plan, each payroll deduction must be a minimum of $5.00 and must be in multiples of $5.00. However, the total payroll deductions by each eligible employee may not exceed $10,000 in any month and $50,000 in any calendar year.

65

PROPOSAL FOUR: Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan

Eligibility

KeyCorp has full power and authority to designate the employees who are eligible to participate in the Discounted Stock Purchase Plan. Eligible employees include each employee of KeyCorp and its subsidiaries, provided he or she (i) is regularly employed by KeyCorp or any subsidiary for 20 or more hours per week, (ii) has attained the age of eighteen, and (iii) if the employee is a seasonal worker, has been regularly employed during the busy season for the past two successive seasons. Currently, approximately 17,700 employees are eligible to participate in the Discounted Stock Purchase Plan.

Termination of Participation; Changing Payroll Deductions; Withdrawal

A participant may terminate his or her participation in the Discounted Stock Purchase Plan by using procedures established by the third party plan administrator. Upon termination of participation, the right to purchase common shares through the plan will end, and the balance of the uninvested funds in the participant’s account, if any, will be held in the participant’s brokerage account. Using procedures established by the third party plan administrator, a participant may also increase or decrease (in multiples of $5.00) the amount of his or her authorized payroll deductions or cancel the participant’s payroll deductions under the Discounted Stock Purchase Plan.

A participant may withdraw common shares from his or her account at any time after one year of the date of purchase of the common shares, but shall not be able to withdraw common shares purchased under the Discounted Stock Purchase Plan until the one-year period has elapsed.

Termination of Employment

If a participant terminates his or her employment, participation in the Discounted Stock Purchase Plan will immediately terminate and the balance of the uninvested funds in the participant’s account will be remitted to the participant. As soon as administratively feasible after termination of employment, the plan administrator will convert the participant’s account to a regular customer account with a dividend reinvestment feature.

Rights of a Shareholder

Cash dividends payable with respect to the common shares in the participant’s account will be used automatically to purchase additional common shares (including fractional shares). Any dividend paid in common shares will be added to the participant’s account. The participant will be able to vote the common shares in his or her plan account.

Administration, Amendment, and Termination of the Discounted Stock Purchase Plan

The Discounted Stock Purchase Plan will be administered by Fidelity Investments or any successor third party plan administrator, and any open market purchases will be made by the purchasing agent designated by KeyCorp from time to time. The administration of the Discounted Stock Purchase Plan is supervised by KeyCorp. KeyCorp may at any time amend, modify, or terminate the Discounted Stock Purchase Plan. However, any amendment that must be approved by the KeyCorp shareholders in order to comply with applicable law or the rules of the New York Stock Exchange (or the principal exchange on which KeyCorp common shares are traded) will not be effective until such approval has been obtained. Notice of any amendment, suspension, modification, or termination will be sent to all participants. Any such amendments will be deemed to be accepted by each participant unless prior to the effective date of the amendment as set forth in the notice, the plan administrator receives written notice of termination of a participant’s account. Upon the termination of the Discounted Stock Purchase Plan, any uninvested balances in participants’ accounts will be returned, certificates for whole common shares in participants’ accounts will be issued, and cash payments will be made in lieu of issuance of any fraction of a Common Share.

Federal Income Tax Consequences

The following is a summary of certain of the U.S. federal income tax consequences resulting from participation in the Discounted Stock Purchase Plan. This summary is based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder. This summary is general and is not intended to cover all tax consequences that may apply to any particular participant in the Discounted Stock Purchase Plan. For instance, this summary does not describe state or local tax consequences.

The Discounted Stock Purchase Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. A participant who elects to purchase KeyCorp common shares under the Discounted Stock Purchase Plan will recognize as ordinary income the amount of the purchase price discount attributable to the participant’s purchases under the plan. The participant also will recognize as ordinary income an amount equal to any compensation withheld through payroll deduction for purposes of purchasing shares under the Discounted Stock Purchase Plan.

66

PROPOSAL FOUR: Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan

A participant’s initial basis in any common shares purchased under the Discounted Stock Purchase Plan will equal the amount paid for the shares plus the amount of ordinary income recognized by the participant on the purchase of the shares. Upon a later sale or exchange of common shares purchased under the Discounted Stock Purchase Plan, a participant generally will recognize capital gain or capital loss (short-term or long-term, depending on whether the common shares have been held by the participant for more than one year prior to the sale or exchange).

To the extent that a participant recognizes ordinary income upon the purchase of common shares under the Discounted Stock Purchase Plan in the circumstances described above, the participant’s employer generally will be entitled to a corresponding U.S. federal income tax deduction provided, among other things, that such deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the Securities and Exchange Commission

As soon as practicable after approval of the amendment of the Discounted Stock Purchase Plan by our shareholders, KeyCorp intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the common shares reserved for issuance under the amendment to the Discounted Stock Purchase Plan.

Because participation in the Discounted Stock Purchase Plan is discretionary, it is not possible to determine the benefits or the amounts to be received under the Discounted Stock Purchase Plan by KeyCorp’s employees.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL FIVE: Proposal to Reduce Ownership Threshold to Call Special Shareholder Meeting

PROPOSAL FIVE: Proposal to Reduce Ownership Threshold to Call Special Shareholder Meeting

KeyCorp’s Board of Directors has determined that it is in the best interests of KeyCorp and its shareholders to seek shareholder approval of an amendment to KeyCorp’s Third Amended and Restated Regulations (the “Regulations”) to change the threshold to call a special shareholder meeting. KeyCorp currently permits shareholders holding 25% of all shares outstanding to call special meetings of shareholders for any purpose. In each of 2018 and 2020, shareholders voted on a shareholder proposal to reduce the threshold to 10%. That shareholder proposal did not pass in either 2018 or 2020 but did receive support in excess of 40% of the votes cast in each of those meetings.

While the Board believes that 25% has been a reasonable and meaningful threshold that appropriately balances the shareholders’ ability to call a special meeting with not forcing KeyCorp to expend significant time and money on a special meeting that only a small minority of shareholders wants, the Board recognizes the support that the shareholder proposal received in 2018 and 2020. The Board strives to be responsive to shareholders’ feedback and thus has determined it is in the best interests of KeyCorp and the shareholders to amend the special meeting threshold from 25% to 15%. The Board has determined that 15% is an appropriate threshold that balances the feedback from shareholders supporting a threshold lower than 25% while not lowering the threshold to an unreasonably low level.

Subject to shareholder approval, the proposed amendment would replace the first paragraph of Article I, Section 3 of the Regulations with the following language:

Section 3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders for any purpose or purposes may be called only by (i) the Chairperson of the Board, (ii) the President, or, in the case of the President’s absence, death, or disability, the vice president authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting, or (iv) the persons holding 15% of all shares outstanding and entitled to vote at the special meeting.

If approved by our shareholders at the Annual Meeting, the amendment to the Regulations will become effective immediately.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of KeyCorp common shares entitled to exercise a majority of the voting power of KeyCorp.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting. To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you hold your shares through a broker, your broker’s ability to vote your shares for you is governed by the rules of the New York Stock Exchange. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors), Three (Advisory Approval of KeyCorp’s Executive Compensation), Four (Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan), and Five (Proposal to Reduce Ownership Threshold to Call Special Shareholder Meeting), which the New York Stock Exchange considers “non-routine” proposals. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal Two is a routine matter on which your broker will vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will still be counted toward the quorum.

To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online (before or during the meeting), or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2021 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), “FOR” the approval of the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan (Proposal Four), and “FOR” the proposal to reduce the ownership threshold to call a special meeting (Proposal Five).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) filing a notice with the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) attending the virtual Annual Meeting and electing to vote your shares live during the meeting. Your presence at the Annual Meeting alone will not revoke your proxy.

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $15,500 plus expenses. KeyCorp will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

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General Information about the Annual Meeting

Attending the Annual Meeting

For registered shareholders to attend the meeting, vote their shares during the meeting, or submit questions, the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you should be used to access the virtual meeting platform at www.meetingcenter.io/228314625. If you do not have your control number, you may contact Computershare at 800-539-7216 to obtain it.

For beneficial holders who hold shares through an intermediary, such as a broker, bank, or other nominee that holds their shares, a control number must be obtained in advance to attend the meeting, to vote during the meeting, or to submit questions during the meeting. To obtain a control number, beneficial shareholders must submit proof of their legal proxy issued by their broker, bank, or other nominee that holds their shares by sending a copy of the legal proxy, along with their name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., ET, on Monday, May 10, 2021. Beneficial shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare with a control number.

Guests or shareholders without a control number may also attend the meeting but will not be permitted to vote or submit questions during the meeting.

Submitting Questions

Every shareholder has an opportunity during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. Shareholders may do so by accessing the virtual meeting platform as described above and submitting questions in the space provided therein.

There will be two question and answer periods during the meeting. The first, during the shareholder meeting, is for questions relating to the proposals being presented to shareholders at this meeting. The second, during the shareholder convocation, is for general questions. We ask each shareholder to observe the limit of one question related to the proposals being voted on and one question during the shareholder convocation. Representatives of KeyCorp will review the questions during the appropriate portion of the meeting and answers will be provided during the meeting by a member of management or director, as appropriate. An audio recording of the virtual meeting will be available for review on our website after the conclusion of the meeting, which would include any questions that may be asked and responses provided.

If you are having issues accessing the virtual meeting platform, whether to submit a question or otherwise, please contact Computershare at 888-724-2416.

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Additional Information

Additional Information

Proxy Statement Proposals for the 2022 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2021 Annual Meeting of Shareholders is the end of the business day on November  29, 2021.

Other Proposals and Director Nominations for the 2022 Annual Meeting of Shareholders

KeyCorp’s Regulations set an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8).

Shareholder proposals submitted outside of Rule 14a-8 for the 2022 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 90 and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 13, 2022, and no later than February 12, 2022. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal. The KeyCorp proxy relating to the 2022 Annual Meeting of Shareholders will give the proxy holders the discretion to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in KeyCorp’s Regulations.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s advance notice procedure must strictly comply with the requirements of Article I, Section 9 of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 13, 2022, and no later than February 12, 2022. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder director nomination.

Shareholders may also nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s proxy access procedure contained in Article I, Section 10 of KeyCorp’s Regulations. A shareholder, or group of up to 20 shareholders, owning at least 3% of KeyCorp’s outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in the KeyCorp proxy relating to the 2022 Annual Meeting of Shareholders, director nominees constituting the greater of two, or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered under Section 10 of the Regulations with respect to the 2022 Annual Meeting of Shareholders (or if such amount is not a whole number, the closest whole number (rounding down) below 20%), provided that the shareholder(s) and director nominee(s) satisfy the requirements specified in Article I, Sections 9 and 10, as applicable. A shareholder notice provided under Section 10 of the Regulations for the 2022 Annual Meeting of Shareholders must be provided to the Secretary of KeyCorp no less than 120 days and no more than 150 days prior to the first anniversary of the date this proxy statement was first released to shareholders in connection with the 2021 Annual Meeting, or no earlier than October 30, 2021, and no later than November 29, 2021.

Limited exceptions apply to both the advance notice and proxy access deadlines if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting.

A copy of our Regulations was attached as Exhibit 3.2 to our Form 10-Q, filed with the Securities and Exchange Commission on August 1, 2019, and is available through its website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2020 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address. If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, 2020 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2020 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

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Additional Information

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2020 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Email & Material Requests” on the top navigation under “Investor Overview,” and completing the provided form.

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Appendix A: KeyCorp’s Second Amended and Restated Discounted Stock Purchase Plan

KeyCorp Second Amended and Restated Discounted Stock Purchase Plan

March 11, 2021

The Second Amended and Restated Discounted Stock Purchase Plan (the “Plan”) offers you a convenient and inexpensive method to accumulate Common Shares of the Corporation.

1. Purpose. This Plan is designed to provide Eligible Employees (as defined below) of the Corporation and its subsidiaries with an opportunity to purchase Common Shares of the Corporation through payroll deductions and thereby to better enable the Corporation and its subsidiaries to retain and attract qualified employees and to provide additional incentives to Eligible Employees through increased stock ownership.

2. Administration. Fidelity Investments (the “Plan Administrator”), or its successor or assign, will administer the Plan, maintain records, send statements of account to participants, and perform other duties relating to the Plan. If at any time Common Shares are purchased on the open market or from sources other than the Corporation, the Corporation may designate the purchasing agent for the participants under the Plan who is referred to herein as the “Purchasing Agent.” If Common Shares are to be purchased on the open market or otherwise from sources other than the Corporation, the Purchasing Agent, in its sole discretion, will determine the times and the prices at which such purchases will be made. The Corporation reserves the right to replace the Purchasing Agent from time to time. The administration of the Plan shall be supervised by the Corporation. Except as set forth below, the Corporation shall have full power and authority to designate the employees who are eligible to participate in the Plan (the “Eligible Employee”), to interpret the provisions of the Plan, and to supervise the administration of the Plan. All decisions of the Corporation shall be final.

3. ERISA. This Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) or any other applicable Section of the Internal Revenue Code.

4. Shares Subject to the Plan. The shares subject to this Plan are the Corporation’s Common Shares with a par value of $1 each. All Common Shares purchased under the Plan will be purchased from the Corporation, on the open market, or otherwise from sources other than the Corporation, provided that Common Shares purchased by an employee who is a director or officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act, as amended (the “Exchange Act”), and the regulations thereunder shall be purchased from the Corporation. The total number of Common Shares that may be offered and sold under this Plan may not exceed 8,000,000, subject to adjustment in accordance with paragraph 19 herein.

5. Eligible Employees. The Corporation has full power and authority to designate the employees who are Eligible Employees for purposes of the Plan. Eligible Employees shall include each employee of the Corporation and its subsidiaries, except that the following employees shall not be Eligible Employees: (a) any employee of the Corporation or its subsidiaries who does not regularly work twenty hours per week or more; (b) any employee who has not attained age eighteen; and (c) any seasonal employee who does not work more than twenty hours per week or who is not regularly employed during the busy season applicable to the office at which the employee works. Moreover, any employee who, after making the maximum payroll deductions permitted under Paragraph 10 of the Plan for any particular month, would own stock representing five percent or more of the total combined voting power or value of all classes of stock of the Corporation (after application of the rules for determining stock ownership under Section 424(d) of the Internal Revenue Code and treating stock which the employee may purchase under outstanding options as owned by the employee) shall cease to be an Eligible Employee immediately prior to that month. For the purpose of determining the regularity of seasonal employment, a seasonal employee does not become an Eligible Employee until after the employee has worked for two successive seasons. Failure to report for seasonal work shall forfeit the employee’s eligibility until a new qualification period of two successive seasons has been completed. Participation by employees is entirely voluntary.

6. Offering of Shares. The Common Shares subject to this Plan shall be offered to each Eligible Employee who properly enrolls via the Fidelity Investments website at www.NetBenefits.com.

7. Participant Plan Accounts. The payroll deductions made in advance of any Investment Date (as defined below) on behalf of each participating employee shall be credited, for bookkeeping purposes, to the participant’s Plan account. No interest shall be credited to such Plan account unless otherwise determined by the Corporation. The funds credited to the Plan accounts shall be segregated from, and not commingled with, other funds of the Corporation; Common Shares, including fractional shares (to three decimals), purchased under the Plan for each participant will also be credited to the Plan account of the participant.

A-1

Appendix A: KeyCorp’s Second Amended and Restated Discounted Stock Purchase Plan

8. Investment Date. With respect to all payments made by the participant under the Plan, “Investment Date” means the dividend payment date on the Corporation’s Common Shares in any month in which there is a dividend payment, or, if there is not such dividend payment in the month, then the 15th day of such month, except that if such date falls on a Saturday, Sunday, or legal holiday, then the Investment Date will be the preceding business day.

9. Purchase of Shares. Payroll deductions will be retained by the Employee Service until the end of each calendar month. If the Common Shares are purchased from the Corporation, the funds from payroll deductions will be invested on the Investment Date of the following month. If the Common Shares are purchased from sources other than the Corporation, the payroll deductions will be forwarded to the Purchasing Agent and will be invested as soon as practicable beginning on the Investment Date of the month following the month in which the deduction was made, but in any event within 35 days of the date at which the Plan Administrator receives the funds. No interest will be paid on payments pending their investment.

10. Limitations on the Purchase of Shares. Each participant is limited in the amount of payroll deductions which may be made to the Plan in any month. Each payroll deduction must be a minimum of $5 and must be in multiples of $5. All deductions to the Plan from any participant may not exceed $10,000 in any month, and $50,000 in any calendar year.

11. Reports to Participants. Each participant in the Plan will receive a statement of account quarterly and for every month in which there is activity in the participant’s account. These statements are a record of the date and cost of purchases made and should be retained for income tax purposes. In addition, each participant will receive, from time to time, copies of all reports, proxy statements, and other communications distributed to holders of the Common Shares generally. Each participant will receive annually Internal Revenue Service Information on Form 1099 for reporting dividend and other income. Because participant’s dividends in the Plan are automatically enrolled in the Corporation’s Direct Stock Purchase Plan, each participant will also receive a prospectus which sets forth the terms of the plan and any amendments or supplements thereto.

12. Termination of Participation and Changing Payroll Deductions. A participant may terminate his or her participation elections in the Plan by logging into the Fidelity Investments website at www.NetBenefits.com. By terminating participation in the plan, the right to purchase Common Shares through the Plan shall end and the balance of the uninvested funds in the participant’s Plan account, if any, shall be held in the participant’s brokerage account. Participants may increase, decrease, or cancel their payroll contribution at any time by logging onto the Fidelity Investments website at www.NetBenefits.com. To guarantee changes will take effect within the next pay cycle, changes should be made seven days prior to the participants next pay date.

13. Purchase Price. Eligible Employees who participate in the Plan will receive a 10% purchase price discount on all Common Shares purchased through the Plan. The purchase price for the Common Shares purchased from the Corporation will be 90% of the mean between the highest and the lowest reported sales prices of Common Shares on the New York Stock Exchange (“NYSE”) on the Investment Date, or if no sales prices of Common Shares are reported on the NYSE on such date, the average of the means between the highest and lowest sales prices on the nearest dates before and after the Investment Date on which such sales prices are reported. The purchase price to the participant of Common Shares purchased from sources other than the Corporation will be 90% of the weighted average price paid by the Purchasing Agent in all such purchases made with respect to the applicable Investment Date. No commission or service charge is paid by a participant in connection with purchases under the Plan. In no event may previously unissued Common Shares be issued at a price less than the par value of such Common Shares.

14. Termination of Employment. If a participant terminates his or her employment, participation in the Plan shall immediately terminate and the balance of the uninvested funds in the participant’s Plan account shall be remitted to the participant. As soon as is administratively feasible after the termination, the Plan Administrator will convert the participant’s account to a regular customer account with a dividend reinvestment feature.

15. Transferability of Plan Interest and Common Shares. The right to purchase Common Shares under this Plan may not be transferred by a participant and may be exercised during the participant’s lifetime only by the participant or by his or her legal representative.

Common Shares in the account of a participant under the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void.

16. Rights of Shareholders. Common Shares in a participant’s Plan account will be held in the name of the Plan Administrator or its nominee. The number of Common Shares in a participant’s account under the Plan will be shown on the participant’s statement of account. Certificates for whole Common Shares will be issued to a participant upon the participant’s withdrawal of such shares from the Plan account or termination of a participant’s participation in the Plan, unless the participant requests the Plan Administrator in writing to sell such shares, through the Purchasing Agent, for the participant’s account.

A-2

Appendix A: KeyCorp’s Second Amended and Restated Discounted Stock Purchase Plan

Cash dividends payable with respect to Common Shares in the participant’s Plan account, including a pro rata dividend on fractional Common Shares, will be used automatically to purchase additional Common Shares (including fractional shares) and such additional Common Shares shall also be added to the participant’s Plan account.

Any dividend payable in Common Shares or split shares distributed by the Corporation on Common Shares in a participant’s Plan account will be added to such account.

For each meeting of shareholders, each participant will receive proxy material that will enable the participant to vote the Common Shares registered in the participant’s name and the Common Shares in the participant’s Plan account. If a participant elects, such participant may vote Common Shares, including all Common Shares in the participant’s Plan account, in person at the shareholder’s meeting. If no instructions are indicated on a properly signed and returned proxy card, all of the participant’s Common Shares—those registered in the participant’s name and those in the participant’s Plan account—will be voted in accordance with the recommendations of the Corporation’s management.

17. Withdrawal or Sale of Shares from Plan Account. A participant may withdraw Common Shares from the participant’s Plan account at any time after one year of their date of purchase but shall not be able to withdraw shares until the one-year period has elapsed. Common Shares in a participant’s Plan account held for more than one year may be withdrawn by a participant by logging onto the Fidelity Investments website at www.NetBenefits.com. Common Shares so withdrawn will be issued to and registered in the name of the participant.

18. Federal Tax Consequences. The amount of the purchase price discount attributable to purchases made under the Plan will be treated for Federal Income Tax purposes as ordinary compensation to the participant. In addition, in the case of Common Shares purchased from sources other than the Corporation, commission and the brokerage fees paid by the Corporation in connection with such purchases will be taxable income to the participants in an amount equal to each participant’s pro rata share of such commission and fees and will be reported as ordinary income for the calendar year by the Corporation with respect to each participant’s Plan account. Participants will also be subject to income tax, unemployment, social security, and Medicare taxes on the amount of any purchase price discount received. See Purchase Price, paragraph 13 above. Appropriate taxes will be withheld from compensation otherwise payable to employees participating in the Plan.

Participants are advised to consult their own tax advisors to determine the particular Federal, state, local, and foreign income tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Shares under the Plan. The income tax consequences vary by jurisdiction.

19. Adjustments upon Change in Shares. In the event of any change in the Common Shares subject to the Plan by reason of a merger, consolidation, reorganization, or other corporate transactions or of a stock dividend, stock split, or other capital adjustment, the total number and class of shares that may be offered and sold under this Plan shall be appropriately adjusted.

20. Termination or Amendment of the Plan. The Corporation may amend, suspend, modify, or terminate the Plan at any time; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under other plans without shareholder approval consistent with the rules of the New York Stock Exchange. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendments shall conclusively be deemed to be accepted by the participant, unless prior to the effective date of any such amendment as set forth in the notice, the Plan Administrator receives written notice of termination of the participant’s account. Upon the termination of the Plan, any uninvested balance in the participant’s Plan account will be returned, certificates for whole Common Shares in a participant’s account under the Plan will be issued, and a cash payment will be made in lieu of issuance of any fraction of a Common Share.

21. Compliance with Securities Laws. No Common Shares may be purchased under this Plan until the Corporation has taken all actions then required to comply with the Securities Act of 1933, as amended, the Exchange Act, the Ohio Securities Act, as amended, any other applicable state securities laws, and the rules of any exchange on which the Common Shares may be listed.

A-3

Appendix A: KeyCorp’s Second Amended and Restated Discounted Stock Purchase Plan

22. Effective Date. The original Discounted Stock Purchase Plan became effective March 1, 1994, and was amended from time to time. The KeyCorp Board of Directors adopted the KeyCorp Amended and Restated Discounted Stock Purchase Plan on March 13, 2003, subject to shareholder approval. The plan was amended by the KeyCorp Board of Directors on July 16, 2010, effective October 1, 2010 and on March 8, 2012, effective April 1, 2012. This plan was further amended by the Corporation effective September 1, 2018. The KeyCorp Board of Directors adopted the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan on March 11, 2021, subject to shareholder approval.

23. Additional Information. For questions regarding enrollment in the Plan and changes in payroll deductions please contact Employee Service at 1-888-KEYS2HR. For all other questions regarding the Plan, please contact the Plan Administrator at the following phone number:

Fidelity Investments

Telephone: 1-866-402-7128

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001CSN4839

PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 13, 2021 at 1:00 a.m., local time. Votes submitted by participants in KeyCorp’s 401(k) Savings Plan must be received by May 11, 2021 at 1:00 A.M., local time.

Online
Go to www.envisionreports.com/KEY or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEY

Annual Meeting Proxy /Instruction Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – –

A	Election of Directors

The Board of Directors recommends a vote FOR all the listed nominees. 1. Nominees:

	For	Against	Abstain
01 -Bruce D. Broussard	☐	☐	☐

04 - Elizabeth R. Gile	☐	☐	☐

07 - Robin N. Hayes	☐	☐	☐

10 - Devina A. Rankin	☐	☐	☐

13 - David K. Wilson	☐	☐	☐

	For	Against	Abstain
02 - Alexander M. Cutler	☐	☐	☐

05 - Ruth Ann M. Gillis	☐	☐	☐

08 - Carlton L. Highsmith	☐	☐	☐

11 - Barbara R. Snyder	☐	☐	☐

	For	Against	Abstain
03 - H. James Dallas	☐	☐	☐

06 - Christopher M. Gorman	☐	☐	☐

09 - Richard J. Hipple	☐	☐	☐

12 - Todd J. Vasos	☐	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4.

4. Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.
	For	Against	Abstain
3. Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 5.

5. Management proposal to reduce the ownership threshold to call a special shareholder meeting.	☐	☐	☐

03EPIC

The 2021 Annual Meeting of Shareholders of KeyCorp will be held on

Thursday, May 13, 2021 at 8:30 a.m. EST, virtually via the internet at www.meetingcenter.io/228314625

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – KEY2021

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/KEY

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy Voting Instructions - KeyCorp

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 13, 2021

The undersigned hereby constitutes and appoints Christopher M. Gorman, Donald R. Kimble, and Carrie A. Benedict, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 13, 2021, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Proposals 2-5. In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

To: The Northern Trust Company, Trustee (the “Trustee”) of the KeyCorp 401(k) Savings Plan Trust which serves as the funding medium for the KeyCorp 401(k) Savings Plan (the “Plan”):

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card, the provisions of the Plan and subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp. I understand that the Trustee will vote my Allocated Shares in accordance with your instructions provided that Computershare Investor Services, LLC receives my properly executed voting instructions by 1:00 AM, Eastern Time, on May 11, 2021. Further, I acknowledge that. Further, I acknowledge that if no voting instructions are given or if your voting instructions are not properly executed, the Trustee will vote those shares in the same proportion as those Allocated Shares that are actively voted by Plan participants.

Under the Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of undirected shares as set forth in the preceding sentence.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof. Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

C	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

D	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

PRELIMINARY COPY, DATED MARCH 11, 2021 – SUBJECT TO COMPLETION

Online
Go to www.envisionreports.com/KEY or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by May 13, 2021 at 1:00 a.m., local time. Votes submitted by participants in KeyCorp’s 401(k) Savings Plan must be received by May 11, 2021 at 1:00 A.M., local time.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the KeyCorp Shareholder Meeting to be held on May 13, 2021.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Proxy Statement and the 2020 Annual Report on Form 10-K are available at:

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/KEY.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 3, 2021 to facilitate timely delivery.

03EPKB

Shareholder Meeting Notice

The KeyCorp Annual Meeting of Shareholders will be held on Thursday, May 13, 2021 at 8:30 a.m. local time, virtually via the internet at www.meetingcenter.io/228314625. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is – KEY2021

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2-5:

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2022 are:

Bruce D. Broussard, Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, Christopher M. Gorman, Robin N. Hayes, Carlton L. Highsmith, Richard J. Hipple, Devina A. Rankin, Barbara R. Snyder, Todd J. Vasos, and David K. Wilson.

2.	Ratification of the appointment of independent auditor.

3.	Advisory approval of executive compensation.

4.	Approval of KeyCorp Second Amended and Restated Discounted Stock Purchase Plan.

5.	Management proposal to reduce the ownership threshold to call a special shareholder meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
_	Internet - Go to www.envisionreports.com/KEY. Click Cast Your Vote or Request Materials.
_	Phone - Call us free of charge at 1-866-641-4276.
_

Email - Send an email to investorvote@computershare.com with “Proxy Materials KeyCorp” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 3, 2021.